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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-134230

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067	$500,000,000	$15,350

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)
Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $15,350 due with respect to this offering is offset against $56,630 that has already been paid with respect to $700,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-108253, and were not sold thereunder. No additional, registration fee has been paid with respect to this offering. $25,930 remains available for future registration fees after giving effect to this offering of Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 and the concurrent offering of Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in The Allstate Corporation's Registration Statement No. 333-134230 on Form S-3.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-134230

Prospectus Supplement to Prospectus dated May 18, 2006.

$500,000,000 The Allstate Corporation Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067

        The Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the "Debentures") are unsecured, subordinated debt instruments and will bear interest from the date they are issued to but excluding May 15, 2017, or earlier redemption or repayment date, at an annual rate of 6.125% payable semi-annually in arrears on May 15 and November 15 of each year, beginning November 15, 2007. From and including May 15, 2017, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus 1.935% payable quarterly on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2017. For so long as no event of default has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the "alternative payment mechanism" described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years plus the applicable grace period without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

        The principal amount of the Debentures will become due on May 15, 2037, or if such day is not a business day, the following business day (the "scheduled maturity date") only to the extent that we have received sufficient net proceeds from the sale of certain "qualifying capital securities" during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain "market disruption events," to sell enough qualifying capital securities to permit repayment of the Debentures in full on the scheduled maturity date. If any principal amount of the Debentures is not paid on the scheduled maturity date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus 1.935%, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Debentures in full, as described in this prospectus supplement. However, our obligation to repay the Debentures on the scheduled maturity date and continuing thereafter is limited. We will be required to repay the unpaid portion of the Debentures on each subsequent interest payment date to the extent we sell a sufficient amount of qualifying capital securities. The final maturity date of the Debentures will be May 15, 2067, or if such day is not a business day, the following business day (the "final maturity date"). Unless previously paid, the outstanding principal of and accrued and unpaid interest on the Debentures must be paid on the final maturity date or upon the occurrence of an event of default and acceleration, regardless of whether we sell any qualifying capital securities.

        We may redeem the Debentures in whole or in part at our option, or in whole upon the occurrence of certain "tax events" or "rating agency events," at the applicable redemption price set forth in this prospectus supplement.

        Concurrently with this offering, we will offer, by means of a separate prospectus supplement, Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 in an aggregate principal amount of $500,000,000 (the "concurrent offering"). The offering of the Debentures is not conditioned on the completion of the concurrent offering. There can be no assurance that the concurrent offering will be completed. The Debentures will rank pari passu with the debentures offered in the concurrent offering.

        Investing in the Debentures involves risks. See "Risk Factors" beginning on page S-6 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Form 10-Q for the quarter ended March 31, 2007, incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Debenture	Total
Initial public offering price	99.829%	$499,145,000
Underwriting discount	1.000%	$5,000,000
Proceeds, before expenses, to The Allstate Corporation	98.829%	$494,145,000

        The underwriters expect to deliver the Debentures through the facilities of The Depository Trust Company against payment in New York, New York on or about May 10, 2007.

Goldman, Sachs & Co.	JPMorgan

Joint Bookrunners and Structuring Coordinators

Lehman Brothers	Merrill Lynch & Co.	Morgan Stanley

Banc of America Securities, LLC	Citi	Wachovia Securities

BNY Capital Markets, Inc.	HSBC	The Williams Capital Group, L.P.	PNC Capital Markets, LLC
SunTrust Robinson Humphrey	Piper Jaffray	Wells Fargo Securities

Prospectus Supplement dated May 3, 2007

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading "Where You Can Find More Information" and "The Allstate Corporation Filings" in the accompanying prospectus.

        If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

        References to "Allstate," "we," "us" and "our" in this prospectus supplement are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and any related free writing prospectus issued by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus, in the documents referred to in this prospectus supplement and the accompanying prospectus and which are made available to the public and in any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

        We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

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PROSPECTUS SUPPLEMENT SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the headings "Where You Can Find More Information" and "The Allstate Corporation Filings" in the accompanying prospectus, in their entirety. You should pay special attention to the "Risk Factors" section of this prospectus supplement and the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our Form 10-Q for the quarter ended March 31, 2007. Unless otherwise mentioned or unless the context otherwise requires, all references in this prospectus supplement to "Allstate," "we," "us," "our" or similar references mean The Allstate Corporation and not any of our subsidiaries.

The Allstate Corporation

        We are a holding company that conducts most of our business through our subsidiaries Allstate Insurance Company, or AIC, and Allstate Life Insurance Company. We are the nation's largest publicly held personal lines insurance company and the second largest personal property and casualty insurer. Our main business segments include Allstate Protection and Allstate Financial. We have approximately 14,800 exclusive agencies and exclusive financial professionals in the United States and Canada. Allstate Protection includes our Encompass® and Deerbrook® brand property and casualty products sold exclusively through approximately 11,200 independent agencies across the country. Allstate Financial provides life insurance, retirement and investment products and supplemental accident and health insurance, annuity, and banking products designed for individual, institutional and worksite customers that are distributed through Allstate exclusive agencies, independent agencies, financial institutions and broker-dealers, and is the nation's 13th largest life insurance business based on ordinary life insurance in force.

        We were incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as the principal source of cash to pay dividends to our stockholders and to meet our obligations, including the payment of principal and any interest on the Debentures and our other debt obligations. AIC is regulated as an insurance company in Illinois. Under Illinois law, AIC may not pay a dividend without notifying the Illinois Division of Insurance and providing specified financial information. Furthermore, Illinois law requires AIC to notify and receive approval from the Director of the Illinois Division of Insurance for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of: (i) 10% of AIC's statutory surplus as of December 31 of the prior year; or (ii) AIC's statutory net income for the twelve-month period ending December 31 of the prior year.

        As of December 31, 2006, AIC's year-end statutory net income was greater than 10% of its statutory surplus. AIC's statutory net income as of December 31, 2006 was $4.92 billion and, as of May 1, 2007, dividends paid by AIC during the preceding twelve-month period totaled $2.01 billion. As of May 1, 2007, AIC had the capacity to pay additional dividends of $2.91 billion without seeking the prior approval of the Illinois Division of Insurance.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends; however, in some jurisdictions the laws may be somewhat more restrictive.

        In 2006, as part of its investigation into Katrina-related claims, Congress authorized the Department of Homeland Security to investigate those insurers participating in the National Flood Insurance Program. The Company has cooperated with the Department of Homeland Security in connection with this investigation. In connection with its investigation, the Department of Homeland Security has informed the Company that Allstate Insurance Company will be served with a subpoena for documents with respect to homeowners' claims arising from Katrina.

The Debentures

Repayment of Principal

        We must repay the principal amount of the Debentures, together with accrued and unpaid interest, on May 15, 2037, or if that date is not a business day, the following business day (the "scheduled maturity date"), subject to the limitations described below.

        Our obligation to repay the Debentures on the scheduled maturity date is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of "qualifying capital securities," as described under "Description of the Replacement Capital Covenant" in this prospectus supplement, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. We will be required to repay the unpaid portion of the Debentures (i) on each subsequent interest payment date to the extent we sell a sufficient amount of qualifying capital securities and until the Debentures are paid in full or (ii) upon the occurrence of an event of default and acceleration. We will also be required to repay any unpaid portion of the Debentures on the final maturity date, as described below.

        We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the junior subordinated indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until such time as we are required to repay the unpaid portion of the Debentures, as described in the preceding paragraph. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder.

        Unless previously paid as described above, the outstanding unpaid principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on May 15, 2067, or if such day is not a business day, the following business day (the "final maturity date") or upon acceleration following an event of default, regardless of the amount of qualifying capital securites we have sold by that time.

        Although under the replacement capital covenant (described below under "Replacement Capital Covenant") we are permitted to repay the Debentures using the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, qualifying non-cumulative preferred stock and qualifying capital securities, except as provided in the preceding paragraphs, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

Interest

        From May 10, 2007 to but excluding May 15, 2017, or earlier redemption or repayment date, the Debentures will bear interest at the annual rate of 6.125%. Interest on the Debentures will accrue from May 10, 2007. Allstate will pay that interest semi-annually in arrears on May 15 and

November 15 of each year, beginning on November 15, 2007, subject to our rights and obligations described below under "Description of the Junior Subordinated Debentures — Option to Defer Interest Payments" and "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism." From and including May 15, 2017, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus 1.935% payable quarterly on February 15, May 15, August 15 and November 15 of each year, beginning August 15, 2017, subject to our rights and obligations described below under "Description of the Junior Subordinated Debentures — Option to Defer Interest Payments" and "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism."

        So long as no event of default has occurred and is continuing, we have the right on one or more occasions to defer the payment of interest on the Debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years plus the applicable grace period without giving rise to an event of default. Deferred interest will accumulate additional interest, to the extent provided by law, at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

        If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Debentures (and compounded interest thereon) during the deferral period from any source other than the net proceeds from issuance of qualifying APM securities, which includes our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, as described under "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism."

Subordination

        The Debentures will be unsecured, subordinated and junior in right of payment upon our liquidation, including to all of our existing and future senior indebtedness, but will rank equally in right of payment upon liquidation with debt that by its terms does not rank senior upon our liquidation to the Debentures and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. Substantially all of our existing indebtedness is senior to the Debentures. The Debentures will rank senior and have priority in right of payment with respect to all of our capital securities equity. As of March 31, 2007, we had indebtedness for money borrowed at the parent holding company level of $4.6 billion and our subsidiaries had total liabilities of $132.4 billion as reported on our consolidated statement of financial position, all of which would effectively be senior to the Debentures upon liquidation. In addition, the Debentures would be subordinated to our other senior indebtedness, including capital lease obligations and payment obligations under interest rate swap and similar agreements. See "Description of the Junior Subordinated Debentures — Subordination" for the definition of "senior indebtedness." The Debentures will rank pari passu with our new Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067.

        The terms of the Debentures permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the Debentures upon our liquidation ("pari passu securities") that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with the last paragraph under " — Alternative Payment Mechanism" to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

Certain Payment Restrictions

        At any time when we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the Debentures, subject to certain limited exceptions. In addition, subject to certain limited exceptions, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our qualifying APM securities or any of our securities that upon our bankruptcy or liquidation rank pari passu or junior to such qualifying APM securities will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of the Debentures

        We may elect to redeem any or all of the Debentures on or after May 15, 2017 at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus any accrued and unpaid interest and before May 15, 2017 (i) in whole at any time or in part from time to time, or (ii) in whole, but not in part, if certain changes occur relating to the tax treatment of or rating agency equity credit accorded to the Debentures, in each case at a redemption price equal to the greater of (x) 100% of the principal amount of the Debentures being redeemed plus any accrued and unpaid interest and (y) the applicable make-whole amount. For a description of the changes that would permit such a redemption and the applicable make-whole amounts, see "Description of the Junior Subordinated Debentures — Redemption."

        Any redemption of the Debentures before May 15, 2047 will be subject to the limitations described in the section of this prospectus supplement entitled "Description of the Replacement Capital Covenant."

Events of Default

        The following events are "events of default" with respect to the Debentures:

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  default in the payment of interest, including compounded interest, to the extent permitted by law, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

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  default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration, or otherwise, subject to the limitations described under "Repayment of Principal"; or

  •
  certain events of our bankruptcy, insolvency or receivership.

        If an event of default under the junior subordinated indenture (as defined under "Description of the Junior Subordinated Debentures") occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of, and all accrued but unpaid interest on all Debentures to be due and payable immediately.

Tax Treatment of the Debentures

        In connection with the issuance of the Debentures, LeBoeuf, Lamb, Greene & MacRae LLP, our tax counsel, has advised us that, under current law and assuming full compliance with the terms of the junior subordinated indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the Debentures will be characterized as indebtedness for United States federal income tax purposes. The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. We agree, and by purchasing the Debentures, each holder of the Debentures agrees to treat the Debentures as indebtedness for all United States federal income tax purposes. See "Certain United States Federal Income Tax Considerations."

Form

        The Debentures will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company ("DTC"). Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Replacement Capital Covenant

        Around the time of the initial issuance of the Debentures, we will enter into a "replacement capital covenant" in which we will covenant for the benefit of holders of one or more designated series of our indebtedness (which will initially be our 6.9% Senior Debentures due 2038 (CUSIP: 020002AJ0), other than the Debentures, that we will not repay, redeem or purchase the Debentures before May 15, 2047, unless, subject to certain limitations, during the applicable "measurement period" (as defined herein) we have received proceeds from the sale of specified securities in the specified amounts described therein.

        The replacement capital covenant will terminate in 2047 or earlier upon the occurrence of certain events, including an acceleration of the Debentures due to the occurrence of an event of default. The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, except that we will agree in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Debentures.

Concurrent Fixed-to-Floating Rate Junior Subordinated Debentures Offering

        Concurrently with this offering, we will offer, by means of a separate prospectus supplement, Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 in an aggregate principal amount of $500,000,000 (the "concurrent offering"). The offering of the Debentures is not conditioned on the completion of the concurrent offering. There can be no assurance that the concurrent offering will be completed. The Debentures will rank pari passu with the debentures offered in the concurrent offering.

RISK FACTORS

        Your investment in the Debentures will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Debentures before deciding whether an investment in the Debentures is suitable for you. In addition to the risk factors relating to the Debentures set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006, and in our Form 10-Q for the quarter ended March 31, 2007. The Debentures will not be an appropriate investment for you if you are not knowledgeable about significant features of the Debentures or financial matters in general. You should not purchase the Debentures unless you understand, and know that you can bear, these investment risks.

Our obligation to repay the Debentures on the scheduled maturity date and thereafter will be limited.

        Our obligation to repay the Debentures on the scheduled maturity date and thereafter will be limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under "Description of the Replacement Capital Covenant" below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. We will use our commercially reasonable efforts, subject to certain "market disruption events," to sell enough qualifying capital securities to permit repayment of the Debentures in full on the scheduled maturity date. If any principal amount of the Debentures is not paid on the scheduled maturity date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus 1.935%, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Debentures in full, as described in this prospectus supplement. Unless previously paid, the outstanding principal of and accrued and unpaid interest on the Debentures must be paid on the final maturity date or upon the occurrence of an event of default and acceleration, regardless of whether we sell any qualifying capital securities. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the junior subordinated indenture, but in no event would such failure be an event of default thereunder.

We have the right to defer interest for up to 10 consecutive years plus the applicable grace period without causing an event of default.

        For so long as no event of default has occurred and is continuing, we have the right to defer interest on the Debentures on one or more occasions for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the Debentures for a period of up to 10 consecutive years plus the applicable grace period without causing an event of default. During any such deferral period, prior to the final maturity date and in the absence of another event of default and acceleration or the termination of the replacement capital covenant, holders of Debentures would receive limited or no current payments on the Debentures and, so long as we are otherwise in compliance with our obligations, such holders would have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest, to the extent permitted by applicable law) at the end of the 10-year deferral period plus the applicable grace period or any earlier date on which the principal becomes due.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

        If we elect to defer interest payments, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the Debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities, until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest including compounded interest thereon to the extent permitted by applicable law, on the Debentures, as described under "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism."

        Under the alternative payment mechanism:

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  we are not required to issue common stock or qualifying warrants prior to the fifth anniversary of the commencement of a deferral period, if the number of shares of common stock issued during such deferral period plus the number of shares of common stock issued or issuable upon the exercise of qualifying warrants previously issued during such deferral period would exceed an amount equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the "common equity issuance cap"); and

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  we are not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay interest on the Debentures pursuant to the alternative payment mechanism, would exceed 25% of the aggregate principal amount of the Debentures issued under the junior subordinated indenture (the "preferred stock issuance cap").

        Additionally, we will not be permitted to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock for purposes of paying deferred interest on the Debentures to the extent that the number of shares of our common stock to be so issued (or which would be issuable upon exercise or conversion of any such qualifying warrants or mandatorily convertible preferred stock) would exceed 37.5 million shares of common stock, unless we increase this share cap amount as described below under "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism." If we have reached the share cap amount and the preferred stock issuance cap, we may continue to defer interest on the Debentures, and prior to the final maturity date and in the absence of an event of default, holders of the Debentures would have no remedies against us for such nonpayment.

        The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the Debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times that we are subject to the restrictions on dividends as a result of the deferral of interest. See "Description of the Junior Subordinated Debentures — Option

to Defer Interest Payments," " — Alternative Payment Mechanism" and " — Market Disruption Events."

The junior subordinated indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest and generally does not obligate us to issue qualifying warrants.

        Under the junior subordinated indenture, we will not be obligated to issue common stock (or, if the definition of "qualifying APM securities" has been amended to eliminate common stock, qualifying warrants) in excess of the amount we refer to as the "common equity issuance cap" pursuant to the alternative payment mechanism to pay deferred interest at any time prior to the fifth anniversary of the commencement of the relevant deferral period. Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period, although we will continue to have the right to sell common stock at our election if we have reached the common equity issuance cap. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but we are not obligated to sell qualifying warrants and no party may require us to do so, unless we amend the definition of "qualifying APM securities" to eliminate common stock. See "Description of the Junior Subordinated Debentures — Alternative Payment Mechanism."

We have the ability under certain circumstances to narrow the definition of qualifying APM securities, which may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

        We may, without the consent of the holders of the Debentures, amend the definition of "qualifying APM securities" for the purposes of the alternative payment mechanism to eliminate common stock or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the issuer or IFRS if subsequently adopted by the issuer. The elimination of common stock or mandatorily convertible preferred stock from the definition of qualifying APM securities, together with continued application of the preferred stock cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Debentures.

        We currently do not intend to exercise our right to defer payments of interest on the Debentures. However, if we exercise that right in the future, the market price of the Debentures is likely to be affected. As a result of the existence of our deferral right, the market price of the Debentures may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the Debentures and you elect to sell Debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Debentures until we pay the deferred interest at the end of the deferral period.

If you waive our covenants to pay deferred interest only with proceeds from the sale of qualifying APM securities, our credit rating may be negatively affected.

        The junior subordinated indenture contains covenants that permit us to pay deferred interest only with proceeds from the sale of qualifying APM securities, except in limited circumstances.

These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the outstanding principal amount of Debentures, and no holder of our senior debt will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse effect on our business or financial condition, which in turn could have an adverse effect on our ability to make future payments on the Debentures.

The junior subordinated indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the Debentures upon our liquidation or in right of payment as to principal or interest.

        The Debentures will be subordinate and junior in right of payment upon our liquidation (whether in bankruptcy or otherwise) to all of our indebtedness for money borrowed that is not by its terms expressly made pari passu with or junior to the Debentures upon liquidation, and will rank pari passu with trade creditors and other pari passu securities. As of March 31, 2007, we had indebtedness for money borrowed at the parent holding company level ranking senior to the Debentures upon our liquidation of $4.6 billion.

        "Pari passu securities" means indebtedness that by its terms ranks equally with the Debentures in right of payment and upon liquidation. We may issue or have outstanding pari passu securities as to which we are required to make payments of interest that are not made pro rata with payments of interest on other pari passu securities (including the Debentures) and that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of the Debentures permit us to make any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with the last paragraph under " Description of the Junior Subordinated Debentures — Alternative Payment Mechanism" to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

The Debentures will be effectively subordinated to the obligations of our subsidiaries.

        We are a holding company with no significant operations of our own. Our principal asset is our ownership of our subsidiaries. As such we receive substantially all of our revenue from dividends from our subsidiaries. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends to us also is restricted by regulations that set standards of solvency that must be met and maintained, the nature of and limitation on investments, the nature of and limitations on dividends to policyholders and shareholders, the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business, primarily in workers' compensation insurance lines. In addition, competitive pressures generally require the subsidiaries to maintain insurance financial strength ratings. These restrictions and other regulatory requirements affect the ability of the subsidiaries to make dividend payments. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the Debentures.

        Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary's dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to make payments of principal and interest on the Debentures from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our Debentures will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders. As of March 31, 2007, our subsidiaries had total liabilities of $132.4 billion as reported on our consolidated statement of financial position and are representative of the liabilities that would effectively rank senior to the Debentures upon our liquidation.

Our right to repay, redeem, defease or repurchase the Debentures is limited by a replacement capital covenant that we are making in favor of certain of our debtholders.

        At or around the time of issuance of the Debentures, we will enter into a replacement capital covenant pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem, defease or repurchase the Debentures on or before May 15, 2047, unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain other qualifying capital securities (as described under "Description of the Replacement Capital Covenant"). Although under the replacement capital covenant, the principal amount of Debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities (as described under "Description of the Replacement Capital Covenant"), we may modify the replacement capital covenant without your consent to the extent that such modification does not impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or repurchase of the Debentures is permitted. In addition, beginning at the scheduled maturity date, we have no obligation to use commercially reasonable efforts to issue any securities other than qualifying capital securities under the replacement capital covenant to repay the Debentures. See "Description of the Replacement Capital Covenant."

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes.

        The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our tax counsel, the Debentures were recharacterized as our equity, payments of interest on the Debentures would not be treated as interest income for federal income tax purposes and such payments to non-United States holders would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See "Certain United States Federal Income Tax Considerations."

We may redeem the Debentures prior to the maturity.

        The Debentures are redeemable, in whole or in part, at our option at any time at the redemption price set forth below; and are redeemable, in whole but not in part, after the occurrence of a "tax event" or a "rating agency event," as described below.

        Any redemption of the Debentures prior to May 15, 2047, will be subject to the restrictions described under "Description of the Replacement Capital Covenant" below. After May 15, 2047, we may redeem the Debentures using cash from any source.

        The redemption price will be equal to, in the case of any optional redemption: (a) in whole or in part, at any time prior to May 15, 2017, in cases not involving a "tax event" or "rating agency event," each as defined below, the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date or (ii) the present value of a principal payment on May 15, 2017 and scheduled payments of interest that would have accrued from the redemption date to May 15, 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread (the "make-whole redemption price"); (b) in whole, but not in part, at any time prior to May 15, 2017, within 90 days following the occurrence and during the continuation of a tax event or a rating agency event, the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date or (ii) the applicable make-whole redemption price; and (c) in whole or in part, at any time on or after May 15, 2017, 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date. If in the case of an optional redemption, the Debentures are not redeemed in whole, we may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, remains outstanding after giving effect to such redemption. If the Debentures were redeemed, the redemption would be a taxable event to you. See "Description of the Junior Subordinated Debentures — Redemption."

        An Internal Revenue Service pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the Debentures could result in the Debentures being redeemed earlier than would otherwise be the case. See "Description of the Junior Subordinated Debentures — Redemption" for a further description of those events.

        In the event we choose to redeem your Debentures, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Debentures.

You may have to include interest in your taxable income before you receive cash.

        If we do defer interest payments on the Debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your Debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash payment of any accrued and unpaid interest from us if you sell the Debentures before the record date for any such payment, even if you held the Debentures on the date that the payments would normally have been paid. You should consult with your own tax advisor regarding the tax consequences of an investment in the Debentures. See

"Certain United States Federal Income Tax Considerations — United States Holders — Interest Income and Original Issue Discount."

Claims would be limited upon bankruptcy, insolvency or receivership.

        The junior subordinated indenture provides that each holder of Debentures, by that holder's acceptance of the Debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its Debentures, that holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon, to the extent permitted by law) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the amount of interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid.

As a holder of the Debentures you will have limited rights of acceleration.

        An indenture event of default is generally limited to interest payment defaults after giving effect to our deferral rights, default in payment of principal when due and specific events of bankruptcy, insolvency and reorganization relating to us. The junior subordinated indenture for the Debentures provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the cases of a default or an event of default in payment on the Debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders. There is no right of acceleration upon breaches by us of other covenants under the junior subordinated indenture.

The secondary market for the Debentures may be illiquid.

        We do not intend to apply to list the Debentures on the New York Stock Exchange or any other securities exchange. We can give you no assurance as to the liquidity of any market that may develop for the Debentures.

The ratings on the Debentures could be lowered.

        We expect that Moody's Investors Service, Inc. will assign a rating to the Debentures of A2 and that Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. will assign a rating to the Debentures of A-. In addition, other rating agencies may assign credit ratings to the Debentures with or without any solicitation from us and without any provision of information from us. Generally, rating agencies base their ratings on such material and information, and such of their own investigative studies and assumptions, as they deem appropriate. There is no assurance that any rating will apply for any given period of time or that a rating may not be adjusted or withdrawn. A downgrade or potential downgrade in these ratings, the assignment of a new rating that is lower than existing ratings, or a downgrade or potential downgrade in the ratings assigned to us, our subsidiaries or any of our securities could adversely affect the price and liquidity of the Debentures.

        Moreover, the rating methodologies for securities with features similar to the Debentures are still developing and the rating agencies may change their methodologies in the future. This may include, for example, the relationship between ratings assigned to an issuer's senior securities and ratings assigned to securities with features similar to the Debentures, sometimes called "notching." If the rating agencies were to change their practices for rating such securities in the future and the ratings of the Debentures were to be subsequently lowered, this may have a negative impact on the trading price of the Debentures.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratio of earnings to fixed charges for Allstate and its subsidiaries for the periods indicated:

		Three months ended March 31,				For the Year ended December 31,
		2007		2006		2006		2005		2004		2003		2002
(in millions)
1.	Income from operations before income tax, dividends on preferred securities, and cumulative effect of change in accounting principle, after-tax	$2,186		$2,056		$7,178		$2,088		$4,586		$3,571		$1,540

	Fixed Charges:
2.	Interest on indebtedness	$72		$81		$357		$330		$308		$275		$278
3.	Interest factor of annual rental expense	9		10		38		37		41		43		43

4.	Total fixed charges (2+3)	$81		$91		$395		$367		$349		$318		$321

5.	Dividends on preferred securities of subsidiary trusts	—		—		—		—		—		8		15
6.	Total fixed charges and dividends on redeemable preferred securities (4+5)	$81		$91		$395		$367		$349		$326		$336

7.	Income from continuing operations before income taxes and fixed charges (1+4)	$2,267		$2,147		$7,573		$2,455		$4,935		$3,889		$1,861

8.	Ratio of earnings to fixed charges, excluding interest credited to contractholder funds (A) (B) (7/6)	28.0	X	23.6	X	19.2	X	6.7	X	14.1	X	11.9	X	5.5	X

9.	Interest credited to contractholder funds	$649		$620		$2,609		$2,403		$2,001		$1,846		$1,764
10.	Total fixed charges including dividends on redeemable preferred securities and interest credited to contractholder funds (6+9)	$730		$711		$3,004		$2,770		$2,350		$2,172		$2,100

11.	Income from continuing operations before income taxes and fixed charges including interest credited to contractholder funds (1+4+9)	$2,916		$2,767		$10,182		$4,858		$6,936		$5,735		$3,625

12.	Ratio of earnings to fixed charges (11/10)	4.0	X	3.9	X	3.4	X	1.8	X	3.0	X	2.6	X	1.7	X

(A)
Allstate has authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares outstanding and Allstate does not have a preferred stock dividend obligation. Therefore, the Ratio of Earnings to Fixed Charges and Preferred Stock Dividends is equal to the Ratio of Earnings to Fixed Charges and is not disclosed separately.

(B)
In this presentation, interest credited to contractholder funds is excluded to promote transparency and allows users of this exhibit to quantify the impact of interest credited to contractholder funds on the ratio of earnings to fixed charges.

USE OF PROCEEDS

        We estimate that the net proceeds, after expenses, from the sale of the Debentures will be approximately $493,380,000. We expect to use the net proceeds for the repurchase of our common stock.

CAPITALIZATION

        The following table sets forth our consolidated short term debt and capitalization (i) as of March 31, 2007, (ii) and as adjusted to give effect to this offering of Debentures, and (iii) as adjusted to give effect to both this offering of Debentures and the concurrent offering of Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067. The following data should be read in connection with our consolidated financial statements and notes, which are incorporated by reference.

	As of March 31, 2007
	Actual	As Adjusted for this offering of Debentures	As Adjusted for the offering of both the Debentures and the Series A Debentures
(in millions)
Short-term debt	$—	$—	$—

Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures	$—	$500	$500
Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures(1)	—	—	500
Other long-term debt	4,640	4,640	4,640
Common stock and additional capital paid-in	2,994	2,994	2,994
Unrealized net capital gains and losses	2,058	2,058	2,058
Unrealized foreign currency translation adjustments	28	28	28
Net funded status of pension and other postretirement benefit obligation	(1,068)	(1,068)	(1,068)
Retained income	30,322	30,322	30,322
Deferred ESOP expense	(68)	(68)	(68)
Treasury stock, at cost	(11,775)	(11,775)	(11,775)

Total shareholders' equity	22,491	22,491	22,491

Total capitalization	$27,131	$27,631	$28,131

(1)
Concurrently with this offering, we will offer, by means of a separate prospectus supplement, Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 in an aggregate principal amount of $500,000,000 (the "concurrent offering"). The offering of the Debentures is not conditioned on the completion of the concurrent offering. There can be no assurance that the concurrent offering will be completed. The Debentures will rank pari passu with the Debentures offered in the concurrent offering.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

        The following table sets forth selected consolidated statement of operations and financial position data and other data for the periods indicated. The financial data for each of the five years in the period ended December 31, 2006 are derived from our audited consolidated financial statements. The financial data for the three months ended March 31, 2007 and 2006 are derived from our unaudited condensed consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, that management considers necessary for a fair presentation of our financial position and results of operations as of such dates and for such periods. The results for the three months ended March 31, 2007 are not necessarily indicative of full year results. The following amounts should be read in conjunction with the consolidated financial statements and notes thereto contained in our other filings with the Securities and Exchange Commission available as described under "Where You Can Find More Information" and "The Allstate Corporation Filings" in the accompanying prospectus.

	As of or for the three months ended March 31,		As of or for the year ended December 31,
	(Unaudited) 2007	(Unaudited) 2006	2006	2005	2004	2003	2002
(in millions, except per share data)
Consolidated Statements of Operations Data:
Insurance premiums and contract charges	$7,289	$7,371	$29,333	$29,088	$28,061	$26,981	$25,654
Net investment income	1,571	1,511	6,177	5,746	5,284	4,972	4,849
Realized capital gains and losses	471	199	286	549	591	196	(924)

Total Revenues	9,331	9,081	35,796	35,383	33,936	32,149	29,579

Benefits, claims, expenses and other	7,145	6,972	28,525	33,282	29,326	28,537	28,043
(Loss) gain on disposition of operations	—	(53)	(93)	(13)	(24)	(41)	4
Income tax expense	691	641	2,185	323	1,230	846	65
Income from continuing operations	1,495	1,415	4,993	1,765	3,356	2,720	1,465
Cumulative effect of change in accounting principle, after-tax	—	—	—	—	(175)	(15)	(331)
Net income	$1,495	$1,415	$4,993	$1,765	$3,181	$2,705	$1,134
Per common share data:
Net income per share — basic	$2.42	$2.20	$7.89	$2.67	$4.57	$3.85	$1.60
Net income per share — diluted	$2.41	$2.19	$7.84	$2.64	$4.54	$3.83	$1.60
Cash dividends declared per common share	$0.38	$0.35	$1.40	$1.28	$1.12	$0.92	$0.84
Redemption of shareholder rights	$—	$—	$—	$—	$—	$0.01	$—
Consolidated Financial Position Data:
Investments	$122,382	$118,840	$119,757	$118,297	$115,530	$103,081	$90,650
Total assets	160,089	156,807	157,554	156,072	149,725	134,142	117,426
Reserve for claims and claims expenses, life-contingent contract benefits and contractholder funds	93,945	92,842	93,683	94,639	86,801	75,805	67,697
Short-term debt	—	34	12	413	43	3	279
Long-term debt	4,640	5,533	4,650	4,887	5,291	5,073	3,961
Mandatorily redeemable preferred securities of subsidiary trusts	—	—	—	—	—	—	200
Shareholders' equity	22,491	20,545	21,846	20,186	21,823	20,565	17,438

DESCRIPTION OF THE
JUNIOR SUBORDINATED DEBENTURES

        The following is a brief description of the terms of the Series B 6.125% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the "Debentures") and the junior subordinated indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Debentures and the junior subordinated indenture referred to below, copies of which are available upon request from us.

General

        The Debentures will be issued pursuant to the subordinated indenture, dated as of November 25, 1996, between us and U.S. Bank National Association, as trustee (successor in interest to State Street Bank and Trust Company) as amended by the third supplemental indenture dated as of July 23, 1999 and as amended by the fourth supplemental indenture dated as of June 12, 2000. We refer to the subordinated indenture, as so amended and supplemented by the third supplemental indenture, the fourth supplemental indenture and the sixth supplemental indenture, to be dated as of the date of completion of this offering, as the "junior subordinated indenture," and to U.S. Bank National Association (successor in interest to State Street Bank and Trust Company) or its successor, as trustee, as the "trustee." You should read the junior subordinated indenture for provisions that may be important to you.

        The Debentures are part of the "subordinated debt securities" referred to in the accompanying prospectus. The following description of certain terms of the Debentures and certain provisions of the junior subordinated indenture in this prospectus supplement supplements the description under "Description of Debt Securities" in the accompanying prospectus and, to the extent it is inconsistent with that description, replaces the description in the accompanying prospectus.

        When we use the term "holder" in this prospectus supplement with respect to registered Debentures, we mean the person in whose name such Debenture is registered in the security register. We expect that the Debentures will be held in book-entry form only, as described under "Book-Entry System," and will be held in the name of DTC or its nominee.

        The junior subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the junior subordinated indenture or under other indentures to which we are or become a party. The Debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

        We will initially issue $500,000,000 aggregate principal amount of Debentures. We may, without the consent of holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions as the Debentures being offered hereby in all respects, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional Debentures, and with the same CUSIP number as the Debentures offered hereby, so long as such additional Debentures are fungible for U.S. federal income tax purposes with the Debentures offered hereby. The Debentures offered hereby and any additional Debentures would rank equally and ratably in right of payment and would be treated as a single series of junior subordinated debt securities for all purposes under the junior subordinated indenture.

        The Debentures will be unsecured, subordinated and junior in right of payment upon our liquidation, including to all of our existing and future senior indebtedness, but will rank equally in right of payment upon liquidation with debt that by its terms does not rank senior upon our liquidation to the Debentures and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries, including obligations to policyholders.

Interest Rate and Interest Payment Dates

Fixed Rate Period

        From May 10, 2007 to but excluding May 15, 2017, or earlier redemption or repayment date, the Debentures will bear interest at the annual rate of 6.125% and we will pay interest semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2007 subject to our rights and obligations under " — Option to Defer Interest Payments" and " — Alternative Payment Mechanism" below. We refer to these dates as "interest payment dates" and we refer to the period beginning on and including May 10, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date until May 15, 2017 as a "fixed rate interest period." Interest payments will be made to the persons or entities in whose names the Debentures are registered at the close of business on May 1 or November 1, as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any fixed rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date on or before May 15, 2017 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Floating Rate Period

        The Debentures will bear interest at an annual rate equal to three-month LIBOR, as defined below, plus 1.935%, accruing from and including May 15, 2017, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the Debentures quarterly in arrears on February 15, May 15, August 15 and November 15, beginning on August 15, 2017, to the persons or entities in whose names the Debentures are registered at the close of business on the 15th day preceding the relevant interest payment date, subject to our rights and obligations under " — Option to Defer Interest Payments" and " — Alternative Payment Mechanism" below. References in this prospectus supplement to "interest payment dates" after May 15, 2017 are to these dates and we refer to the period beginning on and including May 15, 2017 and ending on but excluding the next interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment as a "floating rate interest period" and together with the fixed rate period, each an "interest period." In the event that any interest payment date during a floating rate interest period would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to but excluding the date that interest is actually paid.

        For the purposes of calculating interest due on the Debentures during any floating rate interest period:

  •
  "Three-month LIBOR" means, with respect to any floating rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period that appears on

    Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that floating rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating rate interest period will be the same as three-month LIBOR as determined for the previous floating rate interest period or, in the case of the interest period beginning on May 15, 2017, 5.356%. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

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  "Calculation agent" means U.S. Bank National Association, or any other successor appointed by us, acting as calculation agent.

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  "London banking day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

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  "LIBOR determination date" means the second London banking day immediately preceding the first day of the relevant floating rate interest period.

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  "Reuters Page LIBOR01" means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

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  "Business day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee is closed for business, and, on or after May 15, 2017, a day on which commercial banks are not open for general business in London.

        Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term "interest" in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

        So long as no event of default with respect to the Debentures has occurred and is continuing, we may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under " — Alternative Payment Mechanism" and " — Repayment of Principal" below. We may not defer interest beyond the date on which the principal becomes due, as described under " — Repayment of Principal" below.

        Deferred interest on the Debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a "deferral period" refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures.

        We have agreed in the junior subordinated indenture that, subject to the occurrence and continuation of a market disruption event (as described further below):

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  immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying APM securities (as defined below under " — Alternative Payment Mechanism") pursuant to the alternative payment mechanism (as described below under " — Alternative Payment Mechanism") and apply the eligible proceeds (as defined below under " — Alternative Payment Mechanism") to the payment of any deferred interest (including compounded interest thereon, to the extent permitted by law) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

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  we will not pay any deferred interest on the Debentures (including compounded interest thereon, to the extent permitted by law) from any source other than eligible proceeds prior to the date on which the principal is due, except in the case of a business combination to the extent described below.

        Although our failure to comply with the foregoing with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior subordinated indenture, it will not constitute an event of default under the junior subordinated indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

        If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the foregoing with respect to the alternative payment mechanism will not apply to any payment of interest for the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

        If we have paid all deferred interest (including compounded interest thereon, to the extent permitted by law) on the Debentures, we can again defer interest payments on the Debentures as described above.

        We will give the holders of the Debentures and the trustee written notice of our election to commence or continue a deferral period at least one and not more than sixty business days before the next interest payment date.

        We have no present intention of exercising our right to defer payments of interest.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

        We will agree that, so long as any Debentures remain outstanding, if we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, nor will we permit our subsidiaries to:

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  declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

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  make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the Debentures; or

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  make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the Debentures.

        The restrictions listed above do not apply to:

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  any purchase, redemption or other acquisition of shares of our capital stock in connection with:

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    any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

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    the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

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    a dividend reinvestment or shareholder purchase plan; or

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    the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

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  any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

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  any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

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  any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

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  any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

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  any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the Debentures (including the Debentures, "pari passu securities") that is made pro rata to the amounts due on such pari passu securities (including the Debentures); provided that such payments are made in accordance with the last paragraph under " — Alternative Payment Mechanism" to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

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  any payment of principal in respect of pari passu securities having the same scheduled maturity date as the Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under " — Repayment of Principal," and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the Debentures.

        In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or purchase our APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu or junior, as applicable, to such APM qualifying securities will continue until the first anniversary of the date on which all deferred interest has been paid.

        If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply during the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

        Subject to the conditions described in " — Option to Defer Interest Payments" above and to the exclusions described in this section and in " — Market Disruption Events" below, if we defer interest on the Debentures, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the Debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities either in public offerings or private placements, until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, to the extent permitted by law, on the Debentures. We refer to this period as the "APM period" and to this method of funding the payment of accrued and unpaid interest as the "alternative payment mechanism."

        We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to first pay deferred interest (including compounded interest thereon, to the extent permitted by law) on the Debentures.

        Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

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  we are not required to issue common stock or qualifying warrants prior to the fifth anniversary of the commencement of a deferral period, if the number of shares of common stock issued during such deferral period plus the number of shares of common stock issued or issuable upon the exercise of qualifying warrants previously issued during such deferral period would exceed an amount equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the "common equity issuance cap");

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  we are not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay interest on the Debentures pursuant to the alternative payment mechanism, would exceed 25% of the aggregate principal amount of the Debentures issued under the junior subordinated indenture (the "preferred stock issuance cap"); and

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  so long as the definition of "qualifying APM securities" has not been amended to eliminate common stock, as discussed below:

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    the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, subject to the common equity issuance cap and the share cap amount, as defined below, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and

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    no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

        Once we reach the common equity issuance cap for a deferral period, we will not be obligated to issue more common stock or, if the definition of "qualifying APM securities" has been amended to eliminate common stock, more qualifying warrants as described above, pursuant to the alternative payment mechanism prior to the fifth anniversary of the commencement of a deferral period even if the number of outstanding shares of our common stock subsequently increases. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of a deferral period, at which point we must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common equity issuance cap will cease to apply with respect to a deferral period at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

        "Eligible proceeds" means, for each relevant interest payment date, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock and mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

        Notwithstanding the common equity issuance cap and the preferred stock issuance cap described above, for purposes of paying deferred interest, we are not permitted, subject to the provisions of the next paragraph, to sell shares of our common stock, qualifying warrants, or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 37.5 million shares of our common stock (the "share cap amount"). If the issued and outstanding shares of our common stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. The share cap amount limitation will apply so long as the Debentures remain outstanding. If we issue additional Debentures, the share cap amount will be increased accordingly. Moreover, if we amend the definition of "qualifying APM Securities" to eliminate common stock, then the number of shares constituting the share cap amount will be increased by 100%.

        If the share cap amount has been reached and it is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of our common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors, subject to its fiduciary duties, to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred interest.

        "Common stock" means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee and director benefit and compensation plans, a security of ours ranking upon our liquidation, dissolution or winding-up junior to our qualifying preferred stock and pari passu with our common stock that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

        "Mandatorily convertible preferred stock" means preferred stock with (a) no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

        "Qualifying APM securities" means our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the Debentures, amend the definition of "qualifying APM securities" to eliminate common stock and/or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the issuer or IFRS if subsequently adopted by the issuer. We will promptly notify the holders of the Debentures, in the manner contemplated in the junior subordinated indenture, of such change.

        "Qualifying preferred stock" means our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or any "other qualifying capital replacement covenant," as such term is defined under "Description of the Replacement Capital Covenant," or (b) is subject to both (i) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents, and (ii) "intent-based replacement disclosure," as such term is defined under "Description of the Replacement Capital Covenant." Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than "permitted remedies," as such term is defined under "Description of the Replacement Capital Covenant."

        "Qualifying warrants" means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the "current stock market price" of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances. If we sell qualifying warrants to pay deferred interest pursuant to the alternative payment mechanism, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the Debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The "current stock market price" of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the "current stock market price" shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the "current stock market price" shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the junior subordinated indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the Debentures will be limited in such circumstances as described under "Risk Factors — Holders of the Debentures will have only limited rights of acceleration" above.

        If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon, to the extent permitted by law) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap, the preferred stock issuance cap, and the share cap amount, and you will be entitled to receive your pro rata share of any amounts received on the Debentures. If we have outstanding pari passu securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those other pari passu securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap and the share cap amount (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the Debentures and such securities.

Market Disruption Events

        A "market disruption event" means the occurrence or existence of any of the following events or sets of circumstances:

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  trading in securities generally, or shares of our securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our qualifying APM securities or qualifying capital securities, as the case may be, are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading shall have been materially disrupted;

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  we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under " — Repayment of Principal" below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

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  a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

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  a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

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  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been materially disrupted or ceased;

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  there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in the qualifying APM securities or qualifying capital securities, as applicable, has been materially disrupted;

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  an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

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  we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

        We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of Debentures) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

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  a market disruption event was existing after the immediately preceding interest payment date; and

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  either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, or (b) the market disruption event continued for only part of this period, but we were unable after using commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

        We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities solely due to pricing, coupon, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity

        We must repay the principal amount of the Debentures, together with accrued and unpaid interest, on May 15, 2037, or if that date is not a business day, the following business day (the "scheduled maturity date"), subject to the limitations described below.

        Our obligation to repay the Debentures on the scheduled maturity date is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under "Description of the Replacement Capital Covenant" below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. We will be required to repay the unpaid portion of the Debentures (i) on each subsequent interest payment date to the extent we sell a sufficient amount of qualifying capital securities and until the Debentures are paid in full or (ii) upon the occurrence of an event of default and acceleration. We will also be required to repay any unpaid portion of the Debentures on the final maturity date, as described under " — Final Maturity Date" below.

        We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the junior subordinated indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until such time as we are required to repay the unpaid portion of the Debentures, as described in the preceding paragraph. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder.

        Although under the replacement capital covenant the principal amount of Debentures that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity in addition to certain qualifying capital securities (as described under "Description of the Replacement Capital Covenant"), we have no obligation under the junior subordinated indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

        We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. We may, acting alone and without the consent of the covered debtholders, amend or supplement the replacement capital covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as replacement capital securities, and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the junior subordinated indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to such covered debtholders or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock as replacement capital securities if, in the case of this clause (iii), after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective such that we reasonably believe that there is more than an insubstantial risk that failure to so eliminate common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the issuer or IFRS if subsequently adopted by the issuer.

        We generally may amend or supplement the replacement capital covenant without the consent of the holders of the Debentures. We have agreed in the junior subordinated indenture for the Debentures that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of holders of a majority by principal amount of the Debentures.

        If any amount of Debentures remains outstanding after the scheduled maturity date, the principal amount of the outstanding Debentures will continue to bear interest at a floating rate of interest until paid as described above under " — Interest Rate and Interest Payment Dates."

        "Commercially reasonable efforts" to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

        We will be excused from our obligation under the junior subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the Debentures under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the Debentures) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

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  a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date following the scheduled maturity date, the 90-day period preceding the date of the certificate; and

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  either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Debentures in full.

        Net proceeds that we are permitted to apply to the repayment of the Debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon, to the extent permitted by law) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the Debentures; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 90-day period, we will not be required to repay any Debentures on the scheduled maturity date or the next quarterly interest payment date, as applicable, but we will use those net proceeds to repay the Debentures on the next quarterly interest payment date as of which we have raised at least $5 million of net proceeds.

Final Maturity Date

        Unless previously paid, any principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on the final maturity date of the Debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final maturity date will be May 15, 2067 or, if that date is not a business day, the following business day.

Redemption

        The Debentures:

  •
  are repayable on the scheduled maturity date or thereafter as described under
  " — Repayment of Principal" above;

  •
  are redeemable, in whole or in part, at our option at any time at the redemption price set forth below;

  •
  are redeemable, in whole but not in part prior to May 15, 2017, after the occurrence of a "tax event" or a "rating agency event," as described below; and

  •
  are not subject to any sinking fund or similar provisions.

        Any redemption of the Debentures prior to May 15, 2047, will be subject to the restrictions described under "Description of the Replacement Capital Covenant" below. After May 15, 2047, we may redeem the Debentures using cash from any source.

        The redemption price will be equal to, in the case of any optional redemption:

  •
  in whole or in part, at any time prior to May 15, 2017, in cases not involving a "tax event" or "rating agency event," each as defined below, the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date or (ii) the present value of a principal payment on May 15, 2017 and scheduled payments of interest that would have accrued from the redemption date to May 15, 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread (the "make-whole redemption price");

  •
  in whole, but not in part, at any time prior to May 15, 2017, within 90 days following the occurrence and during the continuation of a tax event or a rating agency event, the greater of (i) 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date or (ii) the applicable make-whole redemption price; and

  •
  in whole or in part, at any time on or after May 15, 2017, 100% of the principal amount of the Debentures being redeemed plus accrued and unpaid interest to the redemption date.

        If in the case of an optional redemption, the Debentures are not redeemed in whole, we may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

        "Tax event" means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

  •
  amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Debentures; or

  •
  official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Debentures; or

  •
  threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the Debentures and which securities were rated investment grade at the time of issue of such securities;

there is more than an insubstantial increase in the risk that interest payable by us on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

        "Rating agency event" means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that currently publishes a rating for us (a "rating agency") to its equity credit criteria for securities such as the Debentures, as such criteria are in effect on the date of this prospectus supplement (the "current criteria"), which change results in (i) the length of time for which such current criteria are scheduled to be in effect is shortened with respect to the Debentures, or (ii) a lower equity credit being given to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

        For the purposes of the discussion above:

  •
  "treasury rate" means the semi-annual equivalent yield to maturity of the "treasury security" that corresponds to the "treasury price" (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

  •
  "treasury security" means the United States Treasury security that the "treasury dealer" determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

  •
  "treasury price" means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

  •
  "treasury dealer" means J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (or their successors) or, if J.P. Morgan Securities Inc. and Goldman, Sachs & Co. (or their successors) refuse to act as treasury dealers for this purpose or cease to be primary U.S. Government securities dealers, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

  •
  "applicable spread" means 0.50% in the case of a tax event, 0.50% in the case of a rating agency event and 0.25% in all other cases.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

        We may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.

        In the event of any redemption, neither we nor the trustee will be required to:

  •
  issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the close of business on the day of mailing of notice of redemption; or

  •
  transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

        The provisions relating to defeasance discussed in the accompanying prospectus shall apply to the Debentures. You should refer to the description of these provisions under "Description of Debt Securities—Defeasance and Covenant Defeasance" in the accompanying prospectus; provided that any defeasance of the Debentures will be subject to the replacement capital covenant described under "Description of the Replacement Capital Covenant" in this prospectus supplement. For the avoidance of doubt, any reference in the section of this prospectus supplement under the heading "Description of the Replacement Capital Covenant" to any repayment of our securities will be deemed to include a reference to defeasance of our obligations under such securities.

Subordination

        The payment of the principal of and interest on the Debentures is expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

        Subject to the qualifications described below, the term "senior indebtedness" is defined in the junior subordinated indenture to include principal of, and interest and premium (if any) on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

  •
  all of our obligations (other than obligations pursuant to the junior subordinated indenture and the Debentures) for money borrowed;

  •
  all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

  •
  all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

  •
  all of our reimbursement obligations with respect to letters of credit, bankers' acceptances or similar facilities issued for our account;

  •
  all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

  •
  all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

  •
  all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

  •
  all compensation and reimbursement obligations of ours to the trustee pursuant to the junior subordinated indenture; and

  •
  all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness;

except, in each case, the Debentures and (i) indebtedness incurred for the purchase of goods, materials, or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business (i.e., trade accounts payable), (ii) any indebtedness which by its terms expressly provides that it is not superior in right or payment to the Debentures, (iii) any of our indebtedness owed to a person who is our subsidiary or employee, or (iv) any liability for federal, state, local or other taxes owed or owing by us or our subsidiaries.

        The Debentures will rank senior and have priority in right of payment with respect to all of our capital securities equity.

        The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

        All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business, as well as obligations to policyholders, are effectively senior to the Debentures to the extent of the assets of such subsidiaries. As of March 31, 2007, we had indebtedness for money borrowed at the parent holding company level of $4.6 billion and our subsidiaries had total liabilities of $132.4 billion as reported on our consolidated statement of financial position, all of which would effectively be senior to the Debentures upon liquidation. In addition, the Debentures would be subordinated to our other senior indebtedness, including capital lease obligations and payment obligations under interest rate swap and similar agreements.

        If certain events of bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Debentures. In such an event, we will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the Debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

        If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations, subject to the limitation on payments of deferred and unpaid interest described under " — Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership," before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures.

        If we violate the junior subordinated indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

        Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the Debentures.

        The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

        The Debentures will rank pari passu with our Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

        The junior subordinated indenture provides that each holder of Debentures, by that holder's acceptance of the Debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its Debentures, that holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon, to the extent permitted by law) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the amount of interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid.

Denominations

        The Debentures will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the Debentures will be held in book-entry form only, as described under "Book-Entry System," and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

        The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

  •
  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

  •
  immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

  •
  certain other conditions as prescribed in the junior subordinated indenture are met.

        If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such junior subordinated indenture with the same effect as if it had been an original party to the junior subordinated indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the junior subordinated indenture and under the Debentures.

Events of Default; Waiver and Notice

        The following events are "events of default" with respect to the Debentures:

  •
  default in the payment of interest, including compounded interest, to the extent permitted by law, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

  •
  default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration, or otherwise, subject to the limitations described under "Repayment of Principal"; or

  •
  certain events of our bankruptcy, insolvency or receivership.

        Except as expressly provided in the foregoing definition, an event of default does not include a failure to comply with covenants under the junior subordinated indenture, including our obligations under the alternative payment mechanism.

        The junior subordinated indenture for the Debentures provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the cases of a default or an event of default in payment on the Debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

        If an event of default under the junior subordinated indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of and all accrued but unpaid interest on all Debentures to be due and payable immediately.

        If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Debentures can, subject to certain conditions, rescind the declaration.

        The holders of a majority in aggregate principal amount of the outstanding Debentures may waive any past default, except:

  •
  a default in payment of principal or interest; or

  •
  a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Debenture.

        The holders of a majority in principal amount of the Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the junior subordinated indenture.

        We are required to file an officers' certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Actions Not Restricted by Junior Subordinated Indenture

        The junior subordinated indenture does not contain restrictions on our ability to:

  •
  incur, assume or become liable for any type of debt or other obligation;

  •
  create liens on our property for any purpose; or

  •
  pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under " — Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances" above.

        The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Debentures.

Modification of Junior Subordinated Indenture

        As described in the accompanying prospectus, under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the Debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debentures.

        In addition, we and the trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for the purposes of making any changes to the junior subordinated indenture in order for the junior subordinated indenture to conform to the final prospectus supplement.

Book-Entry System

        The Depository Trust Company, or "DTC," which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Debentures. The Debentures will be issued only as fully registered securities registered in the name of Cede & Co., the depositary's nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Debentures so long as the Debentures are represented by global security certificates.

        Investors may elect to hold interests in the Debentures in global form through either DTC in the United States or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V. ("Euroclear"), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of DTC. Goldman, Sachs & Co. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

        DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants (the "DTC Participants") deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary's system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

        Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

        Distributions with respect to interests in the Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

        Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

        Distributions with respect to the Debentures held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

        We will issue the Debentures in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Debentures upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures. If we determine at any time that the Debentures shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global Debenture, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for Debenture certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

        As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Debentures represented by these certificates for all purposes under the Debentures and the junior subordinated indenture governing the Debentures. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

  •
  will not be entitled to have the Debentures represented by these global security certificates registered in their names, and

  •
  will not be considered to be owners or holders of the global security certificates or any Debentures represented by these certificates for any purpose under the Debentures or the junior subordinated indenture governing the Debentures.

        All payments on the Debentures represented by the global security certificates and all transfers and deliveries of related Debentures will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

        Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants' interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to these beneficial ownership interests.

        Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

        The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

        Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

        Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Because of time-zone differences, credits of Debentures received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Debentures among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

        The junior subordinated indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

        The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act of 1939, as amended. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of Debentures unless offered reasonable indemnification.

Miscellaneous

        We or our affiliates may from time to time purchase any of the Debentures that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE
REPLACEMENT CAPITAL COVENANT

        We have summarized below all the material terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is subject to and qualified in its entirety by the terms and provisions of the full document, a copy of which will be filed with the SEC as an exhibit to a current report on Form 8-K. References to "we," "us" and "our" in the following description refer only to The Allstate Corporation and not any of its subsidiaries.

        We will covenant in a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the Debentures that we will not repay, redeem or purchase, and will cause our subsidiaries not to repay, redeem or purchase, as applicable, the Debentures before May 15, 2047 except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price does not exceed the sum of the following amounts:

  (a)   the applicable percentage (as defined below) of (i) the aggregate amount of net cash proceeds received by us and our subsidiaries from the sale of our common stock and "qualifying warrants" to persons other than us and our subsidiaries and (ii) the market value of any common stock that we and our subsidiaries have issued to persons other than us and our subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which we have or any of our subsidiaries has received equity credit from any NRSRO (as defined below), in each case since the most recent "measurement date" (without double counting proceeds received in any prior "measurement period"); plus

  (b)   the applicable percentage of the aggregate amount of net cash proceeds received by us and our subsidiaries since the most recent "measurement date" (without double counting proceeds received in any prior "measurement period") from the sale of "mandatorily convertible preferred stock," "debt exchangeable for common equity," "debt exchangeable for preferred equity" and "qualifying capital securities" (collectively with our common stock and qualifying warrants, the "replacement capital securities") to persons other than us and our subsidiaries.

        Our covenants in the replacement capital covenant run only to the benefit of holders of the "covered debt" (the "covered debtholders"). No covered debtholder shall be entitled to initiate any claim, action or proceeding seeking to enforce its rights under the replacement capital covenant on the basis of an allegation that a particular repayment, redemption or purchase of the Debentures violates or violated the covenants set forth in the immediately preceding paragraph at any time after the first anniversary of the date of such repayment, redemption or purchase. The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture or the Debentures, except that we will agree in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Debentures. The initial series of covered debt is our 6.9% Senior Debentures due 2038 (CUSIP: 020002AJ0) (the "initial covered debt"). The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to May 15, 2047 we will be subject to the replacement capital covenant and, accordingly, will be restricted in our ability to repay, redeem or purchase the Debentures.

        Our ability to raise proceeds from the replacement capital securities during the applicable measurement period with respect to any proposed repayment, redemption or purchase of the Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

        We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. We may, acting alone and without the consent of the covered debtholders, amend or supplement the replacement capital covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as replacement capital securities, and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, (ii) such amendment or supplement is not materially adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to such covered debtholders or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock as replacement capital securities if, in the case of this clause (iii), after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards followed by the issuer becomes effective such that we reasonably believe that there is more than an insubstantial risk that failure to so eliminate common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or International Financial Reporting Standards (IFRS) if then applicable to the issuer or IFRS if subsequently adopted by the issuer.

        The replacement capital covenant will terminate upon the earliest to occur of (i) May 15, 2047, or, if earlier, the date on which the Debentures are otherwise repaid, redeemed or purchased in full in accordance with the terms of the replacement capital covenant, (ii) the date, if any, on which the holders of a majority in principal amount of the then-effective specified series of covered debt consent or agree to the termination of the replacement capital covenant and our obligations thereunder, (iii) the date on which we cease to have any series of outstanding "eligible senior debt" or "eligible subordinated debt" (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which an event of default under the junior subordinated indenture resulting in an acceleration of the Debentures occurs.

        If we are obligated to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled repayment date or scheduled redemption date as the Debentures pro rata in accordance with their respective outstanding principal amounts (but taking into account any other payments made on such other securities from other sources of funds) and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full.

        For the avoidance of doubt, any reference in this section "Description of the Replacement Capital Covenant" to any repayment of our securities will be deemed to include a reference to defeasance of our obligations under such securities.

        "Applicable Percentage" means (i) in the case of any common stock or "qualifying warrants," (a) 133.33% with respect to any repayment, redemption or purchase prior to May 15, 2017, (b) 200% with respect to any repayment, redemption or purchase on or after May 15, 2017 and prior to May 15, 2037 and (c) 400% with respect to any repayment, redemption or purchase on or after May 15, 2037; (ii) in the case of any mandatory convertible preferred stock, "debt exchangeable for common equity," "debt exchangeable for preferred equity" or any qualifying capital securities described in clause (a) of the definition for such term, (a) 100% with respect to any repayment, redemption or purchase prior to May 15, 2037 and (b) 300% with respect to any repayment, redemption or purchase on or after May 15, 2037; (iii) in the case of any qualifying capital securities described in clause (b) of the definition of such term, (a) 100% with respect to any repayment, redemption or purchase on or after May 15, 2017 and prior to May 15, 2037 and (b) 200% with respect to any repayment, redemption or purchase on or after May 15, 2037; and (iv) in the case of any qualifying capital securities described in clause (c) of the definition of such term, 100%.

        "Common stock" means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours, ranking upon our liquidation, dissolution or winding-up junior to our qualifying non-cumulative perpetual preferred stock and pari passu with our common stock, that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefore in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

        "Covered debt" means (a) at the date of the replacement capital covenant and continuing to but not including the first redesignation date, the initial covered debt and (b) thereafter, commencing with each redesignation date and continuing to but not including the next succeeding redesignation date, indebtedness, other than the Debentures and other pari passu securities, which is eligible subordinated debt or, if no eligible subordinated debt is then outstanding, eligible senior debt, identified pursuant to the replacement capital covenant as the covered debt for such period.

        "Debt exchangeable for common equity" means a security or combination of securities (together in this definition, "such securities") that:

  •
  gives the holder a beneficial interest in (i) debt securities of ours that are not redeemable prior to settlement of the stock purchase contract and (ii) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities;

  •
  provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors' direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

  •
  includes a remarketing feature pursuant to which our debt securities are remarketed to new investors commencing not later than the settlement date of the purchase contract; and

  •
  provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by us acquiring our debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity.

        "Debt exchangeable for preferred equity" means a security or combination of securities (together in this definition, "such securities") that:

  •
  gives the holder a beneficial interest in (a) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) (in this definition, our "subordinated debt") and (b) a fractional interest in a stock purchase contract for a share of our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock (in this definition, our "preferred stock");

  •
  provides that the investors directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors' direct or indirect obligation to purchase our preferred stock pursuant to such stock purchase contracts;

  •
  includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

  •
  provides for the proceeds raised in the remarketing to be used to purchase qualifying non-cumulative perpetual preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by us acquiring our subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for preferred equity;

  •
  includes a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant that will apply to such securities and to qualifying non-cumulative perpetual preferred stock, and will not include debt exchangeable for common equity or debt exchangeable for preferred equity as a replacement security; and

  •
  if applicable, after the issuance of such preferred stock, provides the holders of such securities with a beneficial interest in such preferred stock.

        "Mandatorily convertible preferred stock" means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such preferred stock convert into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock.

        "Measurement date" means: (a) with respect to any repayment, redemption or purchase of Debentures on or prior to scheduled maturity date of the Debentures, the date that is 180 days and (b) with respect to any repayment, redemption or purchase of Debentures after the scheduled maturity date, the date that is 90 days, in each case prior to delivery of notice of such redemption or prior to the date of such repayment or purchase.

        "Measurement period" means the period from a measurement date to the related notice date or repayment or purchase date. Measurement periods cannot run concurrently.

        "Qualifying capital securities" means securities (other than common stock, qualifying warrants, mandatorily convertible preferred stock and debt exchangeable for common equity) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

  (a)
  in connection with any repayment, redemption or purchase of Debentures prior to May 15, 2017:

  (i)
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years and (c) either (x) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and have either a no payment provision or are non-cumulative or (y) have a mandatory trigger provision and are subject to intent-based replacement disclosure and have either an optional deferral provision or a no payment provision;

  (ii)
  preferred stock issued by us or our subsidiaries that (a) is non-cumulative, (b) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (c) has no maturity or a maturity of at least 60 years and (d) either (x) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant or (y) has a mandatory trigger provision and is subject to intent-based replacement disclosure;

  (iii)
  securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant, (d) have an optional deferral provision and (e) have a mandatory trigger provision; or

  (b)
  in connection with any repayment, redemption or purchase of Debentures at any time on or after May 15, 2017 but prior to May 15, 2037:

  (i)
  all securities described under clause (a) of this definition that would be qualifying capital securities prior to May 15, 2017;

  (ii)
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and (d) have an optional deferral provision;

  (iii)
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) are non-cumulative or have a no payment provision, (c) have no maturity or a maturity of at least 60 years and (d) are subject to intent-based replacement disclosure;

  (iv)
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) are non-cumulative or have a no payment provision, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant;

  (v)
  securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) have an optional deferral provision, (c) have a mandatory trigger provision and (d) have no maturity or a maturity of at least 60 years;

  (vi)
  cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant;

  (vii)
  other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (x) pari passu with or junior to the Debentures or (y) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), (b) have an optional deferral provision or a no payment provision and (c) have a mandatory trigger provision and (d) either (x) have no maturity or a maturity of at least 40 years and intent-based replacement disclosure or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant; or

  (c)
  in connection with any repayment, redemption or purchase of Debentures at any time on or after May 15, 2037:

  (i)
  all securities described under clause (b) of this definition that would be qualifying capital securities on or after May 15, 2017 but prior to May 15, 2037;

    (ii)
    preferred stock issued by us that (a) (x) has no maturity or a maturity of at least 60 years and (y) is subject to intent-based replacement disclosure and (b) is non-cumulative;

    (iii)
    securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) either (x) have no maturity or a maturity of at least 40 years and are subject to intent-based replacement disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and (c) are non-cumulative;

    (iv)
    securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding-up, (b) have an optional deferral provision, (c) have a mandatory trigger provision, (d) have no maturity or a maturity at least 30 years and (e) are subject to intent-based replacement disclosure; or

    (v)
    cumulative preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (b) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant.

        For purposes of the definitions provided above, the following terms shall have the following meanings:

        "Alternative payment mechanism" means, with respect to any securities or combination of securities (together in this definition, "such securities"), provisions in the related transaction documents requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities, either in public offerings or private placements, raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

  •
  define "eligible proceeds" to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined below in the sixth bullet of this definition) in the case of APM qualifying securities that are qualifying non-cumulative perpetual preferred stock or mandatorily convertible preferred stock;

  •
  permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

  •
  if deferral of distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require us not to repay, redeem or purchase any APM qualifying securities or any of our securities that on a bankruptcy or liquidation of us rank pari passu or junior to such APM qualifying securities until at least one year after all deferred distributions have been paid;

  •
  may include a provision that, notwithstanding the common cap (as defined below in the sixth bullet of this definition) and the preferred cap, for purposes of paying deferred distributions, limits our ability to sell shares of common stock, qualifying warrants, or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a "share cap"), subject to our agreement to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors, subject to its fiduciary duties, to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred distributions, provided that such share cap shall not represent a lower proportion of our outstanding shares of common stock as of the date of issuance of such APM qualifying securities than the share cap amount applicable to the Debentures represents as a proportion of our outstanding shares of common stock as of the date of this prospectus supplement;

  •
  permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a "business combination") where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our assets have been transferred, conveyed or leased is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination; and

  •
  limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

    •
    in the case of APM qualifying securities that are common stock or qualifying warrants, an aggregate amount of all common stock issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable with the exercise of previously issued qualifying warrants, pursuant to the alternative payment mechanism with respect to deferred distributions during the first five years of any deferral period equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recently publicly available consolidated financial statements as of the date of such issuance (the "common cap"), provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the fifth anniversary of the commencement of such deferral period; and

    •
    in the case of APM qualifying securities that are qualifying non-cumulative perpetual preferred stock, or mandatorily convertible preferred stock, an amount from the issuance of such qualifying non-cumulative perpetual preferred stock and then still-outstanding mandatorily convertible preferred stock pursuant to the related alternative payment mechanism (including, in the case of qualifying non-cumulative perpetual preferred stock, at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related alternative payment mechanism (the "preferred cap");

  •
  provided (and it being understood) that:

    •
    we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a "market disruption event" has occurred and is continuing;

    •
    if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap (if any), as applicable; and

    •
    if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

        "APM qualifying securities" means one or more of the following:

  •
  common stock;

  •
  qualifying warrants;

  •
  qualifying non-cumulative perpetual preferred stock; and

  •
  mandatorily convertible preferred stock.

        "Bankruptcy claim limitation provision" means, with respect to any qualifying capital securities that have an alternative payment mechanism or a mandatory trigger provision, provisions that, upon any liquidation, dissolution, winding-up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a mandatory trigger provision, to:

            (i)  in the case of qualifying capital securities that have an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying non-cumulative perpetual preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such qualifying capital securities then outstanding; and

            (ii)  in the case of any other capital securities, an amount not in excess of the sum of (x) two years of accumulated and unpaid distributions and (y) an amount equal to the excess, if any, of the preferred cap over the aggregate amount of net proceeds from the sale of qualifying non-cumulative perpetual preferred stock and mandatorily convertible preferred stock that is still outstanding that the issuer has applied to pay such distributions pursuant to the alternative payment mechanism or the mandatory trigger provision; provided that the holders of such qualifying capital securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying non-cumulative perpetual preferred stock.

        "Covered debtholder" means each person (whether a holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells our long-term indebtedness for money borrowed during the period that such long-term indebtedness for money borrowed is covered debt.

        "Distribution date" means, as to any securities or combination of securities, the dates on which periodic distributions on such securities are scheduled to be made.

        "Distribution period" means, as to any securities or combination of securities, each period from and including the later of the issue date and a distribution date for such securities to but excluding the next succeeding distribution date for such securities.

        "Distributions" means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not our subsidiaries.

        "Eligible senior debt" means, at any time, each series of our outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks most senior among the issuer's then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) of this definition that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

        "Eligible subordinated debt" means, at any time, each series of our then outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks subordinate to the issuer's then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer's long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

        "Holder" means, as to the covered debt then in effect, each holder of such covered debt as reflected on the securities register maintained by or on behalf of us with respect to such covered debt and each beneficial owner holding such covered debt through a participant in a clearing agency.

        "Intent-based replacement disclosure" means, as to any security or combination of securities (together in this definition, "securities"), that we have publicly stated our intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by us under the Exchange Act prior to or contemporaneously with the issuance of such securities, that we, to the extent the securities provide us with equity credit, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.

        "Mandatory trigger provision" means, as to any security or combination of securities (together in this definition, "securities"), provisions in the terms thereof or of the related transaction agreements that (a) require or, at its option in the case of non-cumulative perpetual preferred stock, permit the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of APM qualifying securities, within no more than two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (1) if the APM qualifying securities issued and sold are qualifying non-cumulative perpetual preferred stock or mandatorily convertible preferred stock, the amount of the net proceeds of qualifying non-cumulative perpetual preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying non-cumulative preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay such distributions pursuant to such provision may not exceed 25% of the initial liquidation or principal amount of such securities and (2) if the APM qualifying securities issued and sold are common stock or qualifying warrants and if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the number of shares of common stock issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants may not exceed 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements as of the date of such issuance, (b) prohibit the issuer from purchasing any APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu or junior to such APM qualifying securities prior to the date that is six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such unpaid distributions, and (c) include a bankruptcy claim limitation provision. No remedy other than permitted remedies may arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer's failure to pay distributions because of the mandatory trigger provision or as a result of the issuer's exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

        "Market disruption events" means one or more events or circumstances substantially similar to those listed as "market disruption events" in the junior subordinated indenture.

        "Market value" means, on any date, the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the common stock is traded or quoted; if the common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market value will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by us for this purpose.

        "No payment provision" means a provision or provisions in the transaction documents for securities (referred to in this definition as "such securities") that include the following:

  •
  an alternative payment mechanism; and

  •
  an optional deferral provision modified and supplemented from the general definition of that term to:

    •
    provide that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described in the definition of "alternative payment mechanism" applying; and

    •
    include a bankruptcy claim limitation provision.

        "Non-cumulative" means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

        "NRSRO" means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

        "Optional deferral provision" means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either bullet point below:

  •
  (a) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (b) an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap or preferred cap); or

  •
  the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than permitted remedies.

        "Other qualifying capital replacement covenant" means a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except from the applicable percentage of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

        "Permitted remedies" means, with respect to any securities, one or more of the following remedies:

  •
  rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

  •
  complete or partial prohibitions preventing the issuer from paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

        "Qualifying non-cumulative perpetual preferred stock" means our non-cumulative preferred stock that ranks pari passu with or junior to all of our other preferred stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant; provided that the applicable percentage as defined in such covenant is defined as 133.33% and that the qualifying capital securities permitted under such covenant are limited to the first three types of qualifying capital securities listed in that definition above or (b) is subject to both (1) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents, and (2) intent-based replacement disclosure. Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than permitted remedies.

        "Qualifying warrants" means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the current stock market price, determined as specified in the instrument governing such warrants, of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances.

        "Redesignation date" means, as to the covered debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such covered debt, (b) if we elect to redeem or repay, or we or one of our subsidiaries elects to purchase, such covered debt either in whole or in part with the consequence that after giving effect to such redemption, repayment or purchase the outstanding principal amount of such covered debt is less than $100,000,000, the applicable redemption, repayment or purchase date and (c) if such covered debt is not eligible subordinated debt, the date on which we issue long-term indebtedness for money borrowed that is eligible subordinated debt.

CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase of the Debentures by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in the Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA

Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called "service provider exemption").

        Because of the foregoing, the Debentures should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain United States federal income tax considerations of the purchase, ownership, and disposition of the Debentures by a holder that purchases the Debentures on original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon existing United States federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is for general information purposes only and does not address all of the material tax considerations that may be relevant to a holder in light of a holder's particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the Debentures as part of a "straddle," "hedge," "conversion" or other integrated transaction, United States holders (as defined below) whose functional currency is not the United States dollar, former citizens or residents of the United States and holders who mark securities to market for United States federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any United States federal estate, gift or alternative minimum tax consequences. This summary is written for investors that will hold their Debentures as "capital assets" under the Internal Revenue Code of 1986, as amended (the "Code").

        For purposes of this discussion, a "United States holder" is a beneficial owner of a Debenture that is, for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if either (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a United States person prior to such date, and has made a valid election to continue to be treated as a United States person.

        For purposes of this discussion, a "Non-United States holder" is a beneficial owner of a Debenture that is neither a "United States holder" nor an entity treated as a partnership for United States federal income tax purposes, and the term "holder" refers collectively to all United States holders and Non-United States holders.

        This summary does not address the tax consequences resulting to a holder of the Debentures that is an entity treated as a partnership or other pass-through entity for United States federal income tax purposes or any investors or equity holders in such entities. The tax treatment of an investor in such an entity will generally depend upon the status of such investor and the activities of the partnership or other pass-through entity. A holder of Debentures that is a partnership or other pass-through entity for United States federal income tax purposes and partners, investors, members and other equity holders in such entities are urged to consult their tax advisors about the tax consequences relating to the purchase, ownership and disposition of the Debentures. The discussion that follows is based upon and subject to the limitations and assumptions stated above.

        Persons considering the purchase of the Debentures should consult their own tax advisers with respect to the United States federal income tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

        The determination of whether a security should be classified as indebtedness or equity for United States federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. In connection with the issuance of the Debentures our tax counsel, LeBoeuf, Lamb, Greene & MacRae LLP will provide us with its opinion generally to the effect that although the matter is not free from doubt, based upon the then relevant facts and circumstances and assuming the correctness of all representations made by us to our counsel and the facts set forth in the opinion, and further assuming full compliance with the terms of the Debentures, the junior subordinated indenture and all other relevant documents, the Debentures will be treated as indebtedness for United States federal income tax purposes. We agree with this opinion, and by acquiring an interest in the Debentures each beneficial owner of the Debentures agrees to treat their Debentures as indebtedness for United States federal income tax purposes, and the remainder of this discussion assumes such treatment, except where otherwise specified. Nevertheless, such opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion. Moreover, no ruling is being sought from the IRS on any of the issues discussed herein.

United States Holders

Interest Income and Original Issue Discount.

        It is expected and assumed for purposes of this discussion that the Debentures will be issued with no more than a de minimis amount of original issue discount for United States federal income tax purposes and, subject to the discussion set forth below, will not be treated as being issued with original issue discount ("OID").

        Under applicable United States Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that, as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the Debentures is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, we believe the Debentures will not be treated as issued with OID. In such case, subject to the discussion below, the Debentures will not be subject to the special OID rules described below, at least upon initial issuance, so that you will generally be taxed on the stated interest on the Debentures as ordinary income in accordance with your regular method of tax accounting.

        However, there can be no assurance that the IRS or a court will agree with this position. The IRS has not yet addressed in any rulings or other interpretations the U.S. Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the Debentures were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described below, regardless of whether we exercise our option to defer payments of interest on the Debentures. Moreover, if we exercise our right to defer payments of interest on the Debentures, the Debentures will become OID instruments at that time. If the Debentures are either treated as issued with OID or become an OID instrument in the unlikely event we elect to defer interest payments, you will be subject to the following special OID economic accrual rules:

  •
  regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments (including interest on deferred interest) called for under the terms of the Debentures using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

  •
  the actual cash payments of interest you receive on the Debentures would not be reported separately as taxable income;

  •
  any amount of OID included in your gross income, will increase your tax basis in the Debentures; and

  •
  the interest payments that you receive in respect of accrued OID will reduce your tax basis in the Debentures.

Sale, Exchange, Redemption or Other Disposition of Debentures

        Upon the sale, exchange, redemption or other disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder's income, which will be taxable as ordinary income) and such United States holder's adjusted tax basis in the sold Debenture. A United States holder's adjusted tax basis in a Debenture generally will be its initial purchase price, assuming the Debenture does not have OID. If the Debentures are treated as issued with OID, a United States holder's adjusted tax basis in its Debentures generally will be its initial purchase price, increased by OID previously includible in such United States holder's gross income to the date of disposition and decreased by payments received on the Debentures since and including the date that the Debentures were treated as issued with OID (to the extent such payments are not treated as qualified stated interest). That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Debenture was held for more than one year. A United States holder that is an individual is currently entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

        If you dispose of your Debentures before the record date for a payment, you will have to treat a portion of your proceeds from the disposition as ordinary income for United States federal income tax purposes in an amount equal to the accrued but unpaid interest on your Debentures. You will also increase your tax basis in the Debentures by such amount of ordinary income. Because the Debentures may trade at prices that do not fully reflect the value of accrued but unpaid interest thereon, upon a sale of the Debentures before a record date for payment you may recognize a capital loss to the extent the amount you receive for the Debentures does not reflect the total amount of accrued and unpaid interest thereon and thus, is less than your adjusted tax basis in the Debentures (after taking into account the increase in tax basis resulting from re-characterizing a portion of the sale proceeds as interest income). Typically, however, you may not apply capital losses to offset ordinary income for United States federal income tax purposes and therefore, you may not be able to offset the ordinary income recognized as a result of the sale of the Debentures with such capital loss.

Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to payments of principal and interest made on the Debentures to, and to the proceeds of the sale of the Debentures by, certain non-corporate United States holders of Debentures, and backup withholding at the applicable rate will apply to these payments if the United States holder fails to provide an accurate taxpayer identification number in the manner required, fails to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. Any amount withheld under the backup withholding rules is allowable as a credit against a holder's United States federal income tax liability, if any, and a refund may be obtained if the amount withheld exceeds the holder's actual United States federal income tax liability, provided the required information is furnished to the IRS.

Non-United States Holders

        The following is a discussion of United States federal income and withholding tax considerations generally applicable to Non-United States holders.

Payments of Interest.

        Subject to the discussion of backup withholding below, United States federal withholding tax will not apply to any payment of interest on the Debentures to a Non-United States holder that is not engaged in a trade or business in the United States (or, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-United States holder) if the interest paid on the Debentures to such holder qualifies for the "portfolio interest exemption." This will be the case provided that the Non-United States holder:

  •
  does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

  •
  is not a controlled foreign corporation that is related directly or constructively to us through stock ownership;

  •
  is not a bank that acquired the Debentures in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (a) provides its name and address, and certifies, under penalties of perjury, that it is not a United States person, which certification may be made on an IRS Form W-8BEN or successor form, or (b) holds its Debentures through various foreign intermediaries and satisfies the certification requirements of applicable Treasury regulations.

        Special certification and other rules apply to certain Non-United States holders that are entities rather than individuals, particularly entities treated as partnerships for United States federal income tax purposes and certain other pass through entities, and to Non-United States holders acting as (or holding Debentures through) intermediaries.

        If the portfolio interest exemption does not apply, payments of interest will be subject to United States federal withholding tax at a 30% tax rate, unless the Non-United States holder provides the applicable withholding agent with a properly executed (1) IRS Form W-8BEN, or successor form, claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI, or successor form, stating that interest paid on the Debentures is not subject to withholding tax because it is effectively connected with such holder's conduct of a trade or business in the United States.

        If a Non-United States holder is engaged in a trade or business in the United States and interest on a Debenture (including any OID) is effectively connected with the conduct of that trade or business (and, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-United States holder), such holder (although exempt from United States federal withholding tax at the 30% tax rate) will be subject to United States federal income tax on that interest on a net income basis in the same manner as a United States holder (including the OID rules discussed above). In addition, any such holder that is a foreign corporation, may also be subject to a branch profits tax equal to 30% of its earnings and profits for the taxable year, subject to adjustments, with respect to interest (including OID) taken into account as income with respect to the Debentures to the extent such income is effectively connected with the holder's conduct of a trade or business in the United States. However, any branch profits tax that would otherwise apply may not apply, or may apply at a reduced rate, under an applicable income tax treaty.

        If, contrary to the opinion of our tax counsel, the Debentures were treated as equity for United States federal income tax purposes, payments of interest on the Debentures would not qualify for the portfolio interest exemption described above and would generally be subject to United States withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

Sale, Exchange, Redemption or Other Disposition of Debentures.

        Subject to the discussion of backup withholding below and except as provided herein, any gain realized on the disposition of a Debentures by a Non-United States holder generally will not be subject to United States federal income tax unless (i) that gain is effectively connected with the conduct of a trade or business in the United States by the holder (and, if an income tax treaty applies, is attributable to a United States permanent establishment maintained by the Non-United States holder), or (ii) the holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and other conditions are met. A Non-United States holder who meets the foregoing criteria described in clauses (i) and (ii) will generally not be subject to withholding tax on such gain but will instead be subject to regular United States federal income tax on such effectively connected income or gain in the same manner as if it were a United States holder (subject to the provisions of an applicable income tax treaty and such holder providing a properly completed and executed IRS Form W-8 ECI). In addition, if such Non-United States holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of it's effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

        In general, a Non-United States holder will not be subject to backup withholding with respect to interest payments made on the Debentures, and will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a Debenture, provided, in each case, that the holder certifies under penalties of perjury that it is a Non-United States holder and neither we nor the paying agent have actual knowledge to the contrary.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE DEBENTURES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

UNDERWRITING

        We have entered into an underwriting agreement with the underwriters for the offering with respect to the Debentures. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of Debentures indicated in the following table:

Underwriter	Principal Amount of Debentures
Goldman, Sachs & Co.	$120,000,000
J.P. Morgan Securities Inc.	$120,000,000
Lehman Brothers Inc.	$50,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$50,000,000
Morgan Stanley & Co., Incorporated	$50,000,000
Banc of America Securities, LLC	$25,000,000
Citigroup Global Markets Inc.	$25,000,000
Wachovia Capital Markets, LLC	$25,000,000
BNY Capital Markets, Inc.	$5,000,000
HSBC Securities (USA) Inc.	$5,000,000
The Williams Capital Group, L.P.	$5,000,000
PNC Capital Markets, LLC	$5,000,000
SunTrust Capital Markets, Inc.	$5,000,000
Piper Jaffray & Co.	$5,000,000
Wells Fargo Securities, LLC	$5,000,000

Total	$500,000,000

        The underwriters are committed to take and pay for all of the Debentures being offered, if any are taken.

        Debentures sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any Debentures sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.60% of the principal amount of Debentures. Any such securities dealers may resell any Debentures purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of Debentures. If all the Debentures are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

        The Debentures are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Debentures but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debentures.

        In connection with the offering, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. may purchase and sell Debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Debentures than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

        The underwriters also may impose a penalty bid. This occurs when Goldman, Sachs & Co. or J.P. Morgan Securities Inc. repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Debentures. As a result, the price of the Debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        We expect that delivery of the Debentures will be made against payment therefor on or about May 10, 2007, which is the fifth business day following the initial sale of the Debentures. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Debentures prior to the third business day before the delivery of the Debentures will be required, by virtue of the fact that the Debentures initially will settle on a delayed basis, to agree to a delayed settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the Debentures who wish to make such trades should consult their own advisors.

        We have agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither we, nor any of our subsidiaries or other affiliates over which we exercise management or voting control, nor any person acting on our behalf will, without the prior written consent of Goldman, Sachs & Co. and J.P. Morgan Securities Inc., offer, sell, contract to sell or otherwise dispose of any securities which are substantially similar to the Debentures.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Debentures to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Debentures which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Debentures to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

  (c)
  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of Debentures to the public" in relation to any Debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable an investor to decide to purchase or subscribe the Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Debentures in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from or otherwise involving the United Kingdom.

        The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

        The securities have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures may not be circulated or distributed, nor may the Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, Debentures and units of shares and Debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        We estimate that our total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $765,000.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Certain of the underwriters and their respective affiliates may have performed various financial advisory and investment banking services for us from time to time for which they received or will receive customary fees and expenses, including as underwriters for the concurrent offering of Series A 6.50% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

LEGAL OPINIONS

        Certain legal matters in connection with the Debentures will be passed upon for us by Mary J. McGinn, Secretary and Deputy General Counsel of The Allstate Corporation and Vice President, Secretary and Deputy General Counsel of Allstate Insurance Company, and by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Willkie Farr & Gallagher LLP, New York, New York. LeBoeuf, Lamb, Greene & MacRae LLP has from time to time represented, and continues to represent, certain of the underwriters on other legal matters. Ms. McGinn is a full-time employee of Allstate Insurance Company and an officer of The Allstate Corporation and owns 101,594 shares of its common stock as of April 27, 2007, 95,476 of which were subject to option.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph referring to the Company's change in its method of accounting for defined pension and other postretirement plans in 2006 and its method of accounting for certain nontraditional long-duration contracts and separate accounts in 2004, express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information for the periods ended March 31, 2007 and 2006, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our quarterly report on Form 10-Q for the quarter ended March 31, 2007 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PROSPECTUS

THE ALLSTATE CORPORATION

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

ALLSTATE FINANCING III	ALLSTATE FINANCING V
ALLSTATE FINANCING IV	ALLSTATE FINANCING VI

Trust Preferred Securities
Fully and Unconditionally Guaranteed
as described in this Prospectus and the accompanying prospectus supplement by The Allstate Corporation

        By this prospectus, we, in conjunction with our trusts, may offer from time to time any combination of the securities described in this prospectus.

        We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

        Unless stated otherwise in this prospectus or the applicable prospectus supplement, these securities will not be listed on any securities exchange.

        Investing in our securities or the securities of our trusts involves risks. See "Risk Factors" on page i of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 18, 2006

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and Allstate Financing III, Allstate Financing IV, Allstate Financing V and Allstate Financing VI, which we refer to as the trusts, have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we and the trusts may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we and the trusts may offer. We and the trusts may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Allstate Corporation or the trusts, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Allstate Corporation since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        References to "Allstate," "we," "us" and "our" in this prospectus are references to The Allstate Corporation, and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

RISK FACTORS

        Investing in our securities or the securities of our trusts involves risks. You should carefully consider the risks described in our filings with the Securities and Exchange Commission referred to below in "Where You Can Find More Information" as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2005 contains a discussion of significant risks in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section under the heading "Forward-Looking Statements and Risk Factors" which could be relevant to your investment in the securities. Our subsequent filings with the Securities and Exchange Commission may contain amended and updated discussions of significant risks.

i

THE ALLSTATE CORPORATION

        We are a holding company that conducts most of our business through our subsidiaries Allstate Insurance Company, or AIC, and Allstate Life Insurance Company. We are the nation's largest publicly held personal lines insurance company and the second largest personal property and casualty insurer. Our main business segments include Allstate Protection and Allstate Financial. Allstate Protection has approximately 14,100 exclusive agencies and exclusive financial professionals in the United States and Canada. It also includes our Encompass and Deerbrook brand property and casualty products sold exclusively through approximately 13,000 independent agencies across the country. Allstate Financial provides life and supplemental accident and health insurance, annuity, banking and retirement products designed for individual, institutional and worksite customers that are distributed through Allstate agencies, independent agencies, financial institutions and broker-dealers, and is the nation's 13th largest life insurance business based on ordinary life insurance in force.

        We were incorporated in Delaware on November 5, 1992. Our executive offices are located at 2775 Sanders Road, Northbrook, Illinois 60062, and at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number is (847) 402-5000.

        As a holding company with no significant business operations of our own, we rely on dividends from AIC as the principal source of cash to pay dividends to our stockholders and to meet our obligations, including the payment of principal of and any interest on our debt obligations. AIC is regulated as an insurance company in Illinois. Under Illinois law, AIC may not pay a dividend without notifying the Illinois Division of Insurance and providing specified financial information. Furthermore, Illinois law requires AIC to notify and receive approval from the Director of the Illinois Division of Insurance for the declaration or payment of any dividend which, together with other dividends or distributions made within the preceding twelve months, exceeds the greater of:

  •
  10% of AIC's statutory surplus as of December 31 of the prior year; or

  •
  AIC's statutory net income for the twelve-month period ending December 31 of the prior year.

        The laws of other jurisdictions that generally govern our insurance subsidiaries contain similar limitations on the payment of dividends; however, in some jurisdictions the laws may be somewhat more restrictive.

THE TRUSTS

        The four trusts, Allstate Financing III, IV, V and VI, are Delaware statutory trusts formed to raise capital for us by issuing common securities to us and preferred securities issued under this prospectus and a prospectus supplement, and investing the proceeds in subordinated debt securities issued by us.

        We will directly or indirectly own all of the common securities of each of our trust subsidiaries. The common securities will rank equally with, and each trust will make payments on the common securities in proportion to, the trust preferred securities, except that if an event of default occurs under the declaration of one of the trusts, our rights, as holder of the common securities, to payments will be subordinated to your rights as holder of the trust preferred securities.

        Each of our trusts has a term of approximately 55 years, but may terminate earlier as provided in its declaration, each declaration being governed by Delaware law. As holder of the common securities of the trusts, we are entitled to appoint, remove or replace any of, or increase or decrease the number of, the trustees of each of our trusts. Each of our trusts' business and affairs will be conducted by the trustees we appoint. The trustees' duties and obligations are governed by the trusts' declarations and applicable law. Prior to the issuance of any trust preferred securities, we will ensure that a majority of the trustees of the applicable trust are persons who are our employees or officers or affiliates and that one trustee of each trust is a financial institution that will not be an affiliate of ours and that will act as property trustee, guarantee trustee and indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the property trustee maintains a principal place of business in the State of Delaware and meets the other requirements of applicable law, one other trustee of each of our trusts will have its principal place of business or reside in the State of Delaware.

        We will pay all of our trusts' fees and expenses, including those relating to any offering of trust preferred securities. In addition, we will guarantee payments on the trust preferred securities to the extent our trusts can themselves make payments on the trust preferred securities.

        The name and office of the Delaware trustee for each trust in the State of Delaware is Delaware Trust Company, National Association, as successor in interest to Wachovia Bank of Delaware National Association (as successor in interest to Delaware Trust Capital Management, Inc.), 300 Delaware Ave., 9th Floor, Wilmington, Delaware 19801. The principal place of business of each trust is 2775 Sanders Road, Northbrook, Illinois 60062. The telephone number of each trust in Northbrook, Illinois is (847) 402-5000.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS
TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table shows the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for Allstate and its subsidiaries for the periods indicated:

	For the three months ended March 31, 2006	For the year ended December 31,
		2005	2004	2003	2002	2001
Ratio of earnings to fixed charges(1)(2)	3.9X	1.8X	3.0X	2.6X	1.7X	1.6X

(1)
We have authority to issue up to 25,000,000 shares of preferred stock, par value $1.00 per share; however, there are currently no shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2)
For purposes of this computation, earnings consist of income from continuing operations before income tax expense and dividends on preferred securities. Fixed charges consist of interest expense, including interest credited to contractholder funds, amortization of financing costs, that portion of rental expense that is representative of the interest factor and dividends on redeemable preferred securities.

USE OF PROCEEDS

        Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust preferred securities in a particular series of subordinated debt securities to be issued by us.

DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities and terms of the indentures is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of the senior indenture and the subordinated indenture.

        The debt securities may be issued from time to time in one or more series. The particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such debt securities will be outlined in the applicable prospectus supplement.

        We will issue the senior debt securities under a Senior Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated December 16, 1997, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a sixth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. We will issue the subordinated debt securities under a separate Subordinated Indenture, entered into between Allstate and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated November 25, 1996, as amended by a third supplemental indenture dated as of July 23, 1999 and as amended by a fourth supplemental indenture dated as of June 12, 2000 and as may be supplemented by one or more additional supplemental indentures. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "indentures." The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the "indenture trustees."

        In addition, as described under "Description of Depositary Shares", we may, at our option, offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

        Numerical references in parentheses below are to sections in the applicable indenture. Wherever we refer to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this description as part of the statement made, and the statement is qualified in its entirety by such reference.

General

        The indentures provide that we may issue debt securities in separate series from time to time in an unlimited amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on a parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

        Our assets consist primarily of the common stock of AIC and other subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.

        Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred stock of the subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.

        If subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, such subordinated debt securities may thereafter be distributed pro rata to the holders of such trust securities in connection with the dissolution of such trust upon the occurrence of certain events described in the applicable prospectus supplement.

        We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

  •
  the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

  •
  the dates on which the principal of any of the debt securities will be payable;

  •
  the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

  •
  the places where the principal, interest and premium on any of such debt securities will be payable;

  •
  the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;

  •
  any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices and terms on which any of such debt securities will be redeemed or purchased;

  •
  the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  •
  if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

  •
  if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

  •
  if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;

  •
  if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

  •
  if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

  •
  any trustee (other than U.S. Bank National Association), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

  •
  if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

  •
  whether any of the debt securities will be issuable in the form of global securities;

  •
  the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

  •
  any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

  •
  any addition to or change in the covenants described under "Certain Covenants with Respect to Senior Debt Securities" and "Certain Covenants with Respect to Subordinated Debt Securities" applicable to any of such debt securities; and

  •
  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended, and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.

(Section 301)

        Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount or which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement.

Form, Exchange And Transfer

        The debt securities of a series shall be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under "Global Securities."

        Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

        No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable indenture trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305)

        At any time, we may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

        In the event that we redeem in part debt securities of any series, we will not be required to:

  •
  issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

  •
  register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

(Section 305)

Global Securities

        The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended. (Section 101)

        No global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for such global security unless:

  •
  the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

  •
  there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

  •
  there shall exist such circumstances as may be described in the applicable prospectus supplement.

        All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Section 305) The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

        Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither Allstate, any indenture trustee or any agent of Allstate or of any indenture trustee will have any responsibility or liability for any aspect of the depositary or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary's records or any participant's records relating to such beneficial ownership interests.

Payment And Paying Agents

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest. (Section 307)

        Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof. (Section 1003)

Conversion or Exchange

        We may convert or exchange the debt securities into our common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of our common stock or other securities you would receive would be converted or exchanged.

Subordination of Subordinated Debt Securities

        Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

        To the extent set forth in the Subordinated Indenture, the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all senior indebtedness. (Section 1401 of the Subordinated Indenture) In the event of an insolvency, the holders of senior indebtedness shall be entitled to receive payment in full of all amounts due or to become due in respect of all senior indebtedness (or provisions shall be made for such payment in cash) before the holders of subordinated debt securities are entitled to receive any distribution on account of principal, interest or premium on subordinated debt securities. Consequently, the holders of senior indebtedness shall be entitled to receive all distributions of any kind which may be deliverable in respect of the subordinated debt securities in any insolvency, including any distribution which may be deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of subordinated debt securities. The holders of senior indebtedness shall apply such distributions to the payment of the senior indebtedness.

        "Insolvency" means any of the following events:

  •
  any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relative to us or to our creditors, or to our assets; or

  •
  any liquidation, dissolution or other winding-up of Allstate, whether or not involving insolvency or bankruptcy; or

  •
  any assignment for the benefit of creditors or any other marshaling of our assets and liabilities. (Section 1403 of the Subordinated Indenture)

        By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of senior debt securities and may recover more, ratably, than the holders of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal, interest or premium on the subordinated debt securities. (Section 1404 of the Subordinated Indenture)

        No payment of principal, interest or premium on the subordinated debt securities is permitted if any of our senior indebtedness is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or if the maturity of any of our senior indebtedness has been accelerated because of a default. (Section 1402 of the Subordinated Indenture)

        The Subordinated Indenture does not limit or prohibit the issuance of additional senior debt securities, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations.

        The term "Senior Indebtedness" means, with respect to Allstate:

  •
  the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  all of our capital lease obligations;

  •
  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

  •
  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us, except for:

  •
  any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

  •
  any indebtedness between or among us or our affiliates (including all other debt securities and guarantees in respect of those debt securities) issued to any of our wholly owned trust subsidiaries or any trust, partnership or other entity affiliated with us that is our financing vehicle in connection with the issuance by such financing entity of preferred securities unless otherwise expressly provided in the terms of such debt securities.

Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 101 and 1408 of the Subordinated Indenture)

        The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Certain Covenants With Respect To Senior Debt Securities

        Limitation on Liens of Stock of AIC.    The Senior Indenture prohibits us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital stock of AIC unless the senior debt securities shall be secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured. (Section 1008 of the Senior Indenture)

        "Indebtedness" is defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, "indebtedness for borrowed money" means:

  •
  any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

  •
  any obligation of, or any such obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and

  •
  any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.

        For purposes of this covenant only, indebtedness also includes any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement. (Sections 101 and 1008 of the Senior Indenture)

        Limitations on Disposition of Stock of AIC.    Subject to limited exceptions, the Senior Indenture provides that as long as any senior debt securities are outstanding, we will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind, and that we will not permit AIC to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock of AIC, other than preferred stock having no voting rights of any kind if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of AIC, other than preferred stock having no voting rights of any kind. The Senior Indenture also requires that any such issuance, sale, transfer or other disposition by AIC must be made for at least a fair market value consideration, as determined by our Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority

        Notwithstanding the foregoing, we may merge or consolidate AIC into or with another direct wholly owned subsidiary and we may, subject to the provisions set forth in "Consolidation, Merger and Sale of Assets" below, sell, transfer or otherwise dispose of the entire capital stock of AIC at one time for at least a fair market value consideration as determined by our Board of Directors in good faith. (Section 1009 of the Senior Indenture)

Certain Covenants with Respect to Subordinated Debt Securities

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities and there has occurred an event of default under the applicable declaration of trust, we are in default with respect to our payment of any obligations under the related preferred securities guarantee or common securities guarantee or we have given notice of our election to defer payments of interest on subordinated debt securities by extending the interest payment period as provided in the Subordinated Indenture, then we shall not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of our capital stock;

  •
  make any guarantee payments with respect to our capital stock; or

  •
  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances, we may:

  •
  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

  •
  redeem or repurchase any rights, declare a dividend of any rights or issue any security under any rights plan then in effect;

  •
  purchase or acquire shares of our common stock in order to satisfy our obligations under any employee benefit plan;

  •
  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

(Section 1008 of the Subordinated Indenture)

        If subordinated debt securities are issued to a trust in connection with the issuance of trust securities, for so long as such securities remain outstanding, we covenant to:

  •
  directly or indirectly maintain 100% ownership of the common securities of such trust; provided, however, that any permitted successor under the applicable indenture may succeed to our ownership of such common securities;

  •
  use our reasonable efforts to cause such trust to remain a statutory business trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and to continue to be classified as a grantor trust for United States federal income tax purposes; and

  •
  use our reasonable efforts to cause each holder of trust preferred securities to be treated as owning an undivided beneficial interest in the subordinated debt securities.

(Section 1009 of the Subordinated Indenture)

Consolidation, Merger and Sale of Assets

        Without the consent of the holders of any of the outstanding debt securities under the indentures, we may consolidate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate with or merge into us. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the applicable indenture. We agree that after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default shall have occurred and be continuing and that certain other conditions are met; provided such provisions will not be applicable to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries. (Section 801)

        Except as provided in this prospectus or as may otherwise be provided in the accompanying prospectus supplement, there are no "event risks" or similar provisions of the indentures or the debt securities that are intended to afford protection to holders in the event of a merger or other significant corporate event involving us or our subsidiaries.

Outstanding Debt Securities

        "Outstanding," when used with respect to debt securities, means, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

  •
  debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

  •
  debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as its own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

  •
  debt securities as to which defeasance has been effected pursuant to Section 1302 of the applicable indenture; and

  •
  debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.

        Each indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

  •
  the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

  •
  if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

  •
  debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

        Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee's right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor. (Section 101)

Events of Default

        The following are events of default under the applicable indenture with respect to debt securities of any series:

  •
  we fail to pay the principal or premium on any debt security of that series when due;

  •
  we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

  •
  we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

  •
  we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture;

  •
  in the event subordinated debt securities are issued to a trust in connection with the issuance of trust preferred securities, the dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated debt securities to the holders of trust preferred securities in liquidation of such trust, the redemption of all of the trust preferred securities of such trust, or certain mergers, consolidations or amalgamations permitted by the declaration of such trust; and

  •
  certain events in bankruptcy, insolvency or reorganization.

(Section 501)

        Each indenture provides that if an event of default with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. (Section 502) For information as to waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series. (Section 512)

        No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

  •
  such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

  •
  the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

  •
  such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

  •
  the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

  •
  no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

(Section 507)

        However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security. (Section 508)

        Annually, we are required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)

Modification and Waiver

        We and the trustee under each indenture may, without the consent of the holders of the debt securities, amend, waive or supplement the indenture for specified purposes, including to:

  •
  cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

  •
  secure any debt securities;

  •
  add covenants or any additional events of default for the protection of the holders of debt securities;

  •
  add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  evidence and provide for the acceptance of appointment by a successor trustee; or

  •
  conform any provision in an indenture to the requirements of the Trust Indenture Act.

(Section 901)

        Each of the indentures provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment;

provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

  •
  reduce the principal amount of or any premium or interest on any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

  •
  change the currency of payment of principal, interest or premium on any debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

  •
  reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

  •
  modify such provisions with respect to modification and waivers.

(Section 902)

        The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 1010 of the Senior Indenture and Section 1011 of the Subordinated Indenture) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected. (Section 513)

        We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify. (Section 104)

Defeasance and Covenant Defeasance

        We may elect, at our option, to have the provisions of Section 1302, relating to defeasance and discharge of indebtedness, or Section 1303, relating to defeasance of certain covenants in the indentures, apply to the debt securities of any series, or to any specified part of a series. (Section 1301)

        Defeasance And Discharge.    Each indenture provides that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both which, through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge shall not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1302 and 1304)

        Defeasance Of Certain Covenants.    Each indenture provides that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments. (Sections 1303 and 1304)

Notices

        Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

        Allstate, the applicable indenture trustee and any agent of Allstate or the indenture trustee may treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 112)

Regarding the Indenture Trustee

        U.S. Bank National Association, which is the trustee under the indentures described in this prospectus, performs other services for us and our affiliates.

DESCRIPTION OF CAPITAL STOCK

        The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation, and our Amended and Restated Bylaws and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our Amended and Restated Bylaws are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        Our Restated Certificate of Incorporation authorizes us to issue 2,000,000,000 shares of common stock, par value of $0.01 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. As of April 30, 2006 there were 635,369,778 shares of common stock outstanding and we had no preferred stock issued or outstanding.

        The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Common Stock

        Outstanding shares of our common stock are listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol "ALL." All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

        Dividends.    Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive dividends as and when declared by our Board of Directors. The issuance of dividends will depend upon, among other factors deemed relevant by our Board of Directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the Board of Directors.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a stockholders meeting, including the election of directors. The holders of common stock are not entitled to cumulative voting rights. Directors are elected at a stockholders' meeting if they receive a plurality of the votes present in person or represented by proxy. Except as otherwise provided in our Restated Certificate of Incorporation or Amended and Restated Bylaws or as required by law, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.

        Other Rights.    The holders of common stock have no preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

        We are authorized to issue up to 25,000,000 shares of preferred stock, none of which is currently issued and outstanding. Our Board of Directors is authorized to provide for the issuance of the preferred stock in a series, to establish or change the number of shares to be included in each series and to fix the designation, relative rights, preferences and limitations of each series, subject to such limitations as may be prescribed by law. In particular, our Board of Directors is authorized, without limitation, to determine the number of shares, the designation of the series, the dividend rate, voting rights, conversion and exchange rights, redemption provisions, liquidation rights and sinking fund provisions, all without further action by our stockholders. The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our Board of Directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to officers, directors and employees of Allstate and its subsidiaries pursuant to benefit plans or otherwise. Shares of preferred stock issued by us may have the effect of rendering more difficult or discouraging an acquisition of Allstate deemed undesirable by our Board of Directors.

        We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into our common stock or other securities in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of our common stock or other securities that you will receive as a holder of preferred stock would be converted or exchanged.

        The preferred stock will be fully paid and non-assessable. Unless otherwise indicated in an applicable prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more of our stock. Unless otherwise indicated in an applicable prospectus supplement, the preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of a liquidation, winding-up or dissolution of Allstate. Unless otherwise indicated in an applicable prospectus supplement, each series of preferred stock will rank on a parity with each other series of preferred stock.

        In addition, as described under "Description of Depositary Shares", we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

        Dividends.    Holders of shares of the preferred stock of each series shall be entitled to receive, as and when declared by our Board of Directors, cash or other dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. Each such dividend shall be payable to holders of record as they appear on our stock books or, if applicable, the records of the depositary referred to below under "Description of Depositary Shares," on such record dates as shall be fixed by the Board of Directors.

        Dividends on any series of the preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. If our Board of Directors fails to declare a dividend payable on a dividend payment date on any series of the preferred stock for which dividends are noncumulative, then the holders of such series of the preferred stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

        Liquidation Rights.    In the event of any liquidation, dissolution or winding-up of Allstate, the holders of preferred stock will be entitled to receive out of our assets, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of the liquidation price per share, as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends. If, upon any liquidation, dissolution or winding-up of Allstate, the amounts payable with respect to the preferred stock and any other shares of our stock ranking as to any such distribution on a parity with the preferred stock are not paid in full, the holders of the preferred stock and of such other shares will share ratably in any such distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution the holders of preferred stock will not be entitled to any further participation in any distribution of assets by us. A consolidation or merger of Allstate with or into any other corporation or corporations or a sale of all or substantially all of the assets of Allstate shall not be deemed to be a liquidation, dissolution or winding-up of Allstate.

        Redemption.    The preferred stock will be redeemable at the times and at the redemption prices set forth in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, we may not purchase or redeem any of the outstanding shares of any series of preferred stock unless full cumulative dividends, if any, have been paid or declared and set apart for payment upon all outstanding shares of any series of preferred stock for all past dividend periods, and unless all of our matured obligations with respect to all sinking funds, retirement funds or purchase funds for all series of preferred stock then outstanding have been met.

        Voting Rights.    The holders of the preferred stock will have no voting rights, except:

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  as otherwise stated in the applicable prospectus supplement;

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  as otherwise stated in the certificate of designation establishing such series; and

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  as required by applicable law.

Provisions of Our Restated Certificate of Incorporation and Amended and Restated Bylaws that May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Our Control

        Some provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our Board of Directors to be in the best interests of Allstate and its stockholders.

        Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

        These provisions include:

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  our Amended and Restated Bylaws may be amended only by the vote of a majority of the directors present at a meeting of the Board of Directors at which a quorum is present or by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes entitled to be cast generally in the election of directors;

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  our Amended and Restated Bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before annual stockholders meetings;

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  our Amended and Restated Bylaws do not allow stockholders to call special stockholder meetings; they provide that special meetings of stockholders may be called at any time by the chairman of the Board of Directors and chief executive officer and shall be called by the chairman of the Board of Directors and chief executive officer at the written request of a majority of the Board of Directors;

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  stockholders may not act by written consent. All actions required or permitted to be taken by the stockholders must be taken only at an annual or special meeting of stockholders; and

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  except as may be otherwise provided by the terms of any class or series of preferred stock, a director may not be removed, with or without cause, except by the affirmative vote of the holders of not less than 66 2/3% of the total number of votes entitled to be cast in the election of directors.

        In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

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  before the stockholder became an interested stockholder, our Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

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  the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Limitations on Liability

        Our Restated Certificate of Incorporation limits our directors' liability to the fullest extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

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  a breach of their duty of loyalty to us or our stockholders;

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  acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;

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  payment of an improper dividend or improper repurchase of our stock; or

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  acting or not acting for improper personal benefit.

        Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors' liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors' liability may discourage or deter stockholders or management from suing directors for a breach of their duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors' liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director's breach of his duty of care.

DESCRIPTION OF DEPOSITARY SHARES

        The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

        The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

        We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, or fractional shares of our common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

        We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

        The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

        If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

        Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as a holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

        We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

        The deposit agreement will terminate if:

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  all outstanding depositary shares have been redeemed;

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  if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

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  there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common stock or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common stock or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, common stock or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

        The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be.

        Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

        The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

        We may issue warrants for the purchase of our debt securities, preferred stock or common stock or units of two or more of these types of securities. Warrants may be issued independently or together with debt securities, preferred stock or common stock and may be attached to or separate from these securities. Each series of warrants will be issued under a separate warrant agreement that we will describe in the prospectus supplement relating to the warrants that we offer.

Debt Warrants

        We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

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  the title of the debt warrants;

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  the aggregate number of the debt warrants;

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  the price or prices at which the debt warrants will be issued;

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  the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

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  if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including shares of preferred stock or common stock;

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  the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

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  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

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  whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

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  any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

        We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

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  the title of the warrants;

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  the aggregate number of the warrants;

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  the number of securities purchasable upon exercise of each warrant, and the price or prices at which the warrants will be issued;

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  the securities, which may include preferred stock or common stock, for which the warrants are exercisable;

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  the procedures and conditions relating to the exercise of the warrants;

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  the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

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  the date, if any, on and after which such warrants and the related securities will be separately transferable;

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  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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  the maximum or minimum number of warrants which may be exercised at any time;

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  if applicable, a discussion of material United States federal income tax considerations; and

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the principal amount of debt securities or other securities, including shares of preferred stock or common stock, at the exercise price as shall in each case be set forth in, or be determinable as set forth in the prospectus supplement relating to the warrants offered in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business of the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities or other securities, including shares of preferred stock or common stock, to be purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

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  in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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  in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of common stock, shares of preferred stock or other property at a future date or dates. The consideration per share of common stock or preferred stock and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and any combination of:

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  debt securities;

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  common stock;

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  preferred stock;

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  other stock purchase contracts;

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  preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries;

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  depositary shares representing fractional interests in debt securities or shares of common stock or preferred stock; or

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  preferred securities or debt obligations of third parties, including United States Treasury securities,

which may secure your obligations to purchase the common stock, preferred stock or other property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following description of the trust preferred securities and the form of declaration of trust is a summary. It summarizes only those aspects of the trust preferred securities and portions of the form of declaration of trust which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the declaration of trust, and not this summary, which defines your rights as a holder. There may be other provisions in the declaration of trust which are also important to you. You should read the form of declaration of trust itself for a full description of the terms of the preferred securities. The form of declaration of trust is filed as an exhibit to the Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy of the declaration of trust.

        The trust preferred securities may be issued from time to time in one or more series. The particular terms of the trust preferred securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to such securities will be outlined in the applicable prospectus supplement.

        Each trust may issue, from time to time, only one series of preferred securities. When issued, the trust preferred securities will represent preferred, fully paid, non-assessable undivided beneficial interests in the assets of the related trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement.

        Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

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  the distinctive designation of such trust preferred securities;

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  the number of trust preferred securities issued by such trust;

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  the annual distribution rate for trust preferred securities issued by such trust and the dates upon which distributions are payable; provided, however, that distributions on such trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which such trust preferred securities are outstanding;

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  whether distributions on trust preferred securities issued by such trust are cumulative and the dates from which distributions will be cumulative;

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  the amount which shall be paid out of the assets of such trust to the holders of trust preferred securities upon dissolution, winding-up or termination of trust;

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  the obligation or the option of a trust to purchase or redeem trust preferred securities and the prices at which, the periods within which, and the terms upon which, trust preferred securities may be purchased or redeemed;

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  any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities as a condition to specified action or amendments to the declaration of such trust;

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  the terms and conditions upon which the subordinated debt securities purchased by a trust may be distributed to holders of trust preferred securities;

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  whether any of the trust preferred securities will be issuable in the form of global securities;

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  any securities exchange upon which the trust preferred securities shall be listed; and

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  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by such trust not inconsistent with its declaration or with applicable law.

        We will guarantee all trust preferred securities offered hereby to the extent set forth below under "Description of Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

        The holders of the trust preferred securities of each trust, as the beneficial owners of such trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having such terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially similar to the terms of the trust preferred securities issued by such trust and the common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Enforcement Of Certain Rights By Holders Of Preferred Securities

        If an event of default under the declaration of a trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, a holder of trust preferred securities of such trust may, to the extent permitted by applicable law, institute a legal proceeding directly against us to enforce the property trustee's rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

        Notwithstanding, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to our failure to pay principal or interest on the applicable series of subordinated debt securities on the date such principal or interest is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

        The following description of the terms of the preferred securities guarantee is a summary. It summarizes only those portions of the preferred securities guarantee which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the preferred securities guarantee, and not this summary, which defines your rights. There may be other provisions in the preferred securities guarantee which are also important to you. You should read the preferred securities guarantee itself for a full description of its terms. The preferred securities guarantee is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the preferred securities guarantee. When we refer in this summary to trust preferred securities, we mean the trust preferred securities issued by a trust to which the preferred securities guarantee relates.

        At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a preferred securities guarantee for your benefit, as a holder of the trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. U.S. Bank National Association will act as the independent preferred guarantee trustee under each preferred securities guarantee for purposes of compliance with the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in such preferred securities guarantee. Each preferred securities guarantee will be held by the preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

General

        Pursuant to each preferred securities guarantee, we will agree to pay in full on a subordinated basis, to the holders of the trust preferred securities issued by a trust, the following guarantee payments, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by such trust, will be subject to the preferred securities guarantee:

  •
  any accrued and unpaid distributions which are required to be paid on such trust preferred securities, to the extent such trust shall have funds available;

  •
  the redemption price set forth in the applicable prospectus supplement, which will not be lower than the liquidation amount, and all accrued and unpaid distributions, to the extent such trust has funds available therefor with respect to any trust preferred securities called for redemption by such trust; and

  •
  upon dissolution, winding-up or termination of such trust other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available and (2) the amount of assets of such trust remaining available for distribution to holders of such trust preferred securities in liquidation of such trust.

        Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

        The preferred securities guarantees will be guarantees on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. The preferred securities guarantees will constitute a guarantee of payment and not of collection. If we do not make interest payments on the corresponding subordinated debt securities held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments.

        The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the Subordinated Indenture and the declaration of trust, including our obligations to pay costs, expenses, debts and liabilities of such trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

        We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities (our common securities guarantee) to the same extent as the preferred securities guarantee, except that upon an event of default under the Subordinated Indenture, holders of trust preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

        Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute our unsecured obligations and will rank:

  •
  subordinate and junior in right of payment to all our other liabilities;

  •
  equal with the most senior preferred or preference stock now or hereafter issued by us and with any guarantee now or hereafter entered into by us in respect of any preferred or preference stock of any of our affiliates; and

  •
  senior to common stock.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

        The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Certain Covenants of Allstate

        In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under such preferred securities guarantee or the declaration of such trust, then, unless otherwise set forth in an applicable prospectus supplement, we shall not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of our capital stock;

  •
  make any guarantee payments with respect to any of our capital stock; or

  •
  make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

        However, in such circumstances we may:

  •
  declare and pay dividends on, or make distributions with respect to, our capital stock payable in our common stock;

  •
  redeem or repurchase any rights, declare a dividend of any rights, or issue any security under any rights plan then in effect;

  •
  purchase or acquire shares of common stock in order to satisfy our obligations under any employee benefit plan;

  •
  carry out any reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock; and

  •
  purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

        Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect the rights of holders of trust preferred securities in which case no vote will be required. The manner of obtaining any such approval of holders of such trust preferred securities will be as set forth in the applicable prospectus supplement. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

        Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all trust preferred securities of such trust;

  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the trust preferred securities of such trust; or

  •
  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

        Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under such trust preferred securities or such preferred securities guarantee.

        The subordination provisions of the subordinated debt securities provide that in the event payment is made on the subordinated debt securities or the preferred securities guarantee in contravention of such provisions, such payments shall be paid over to the holders of senior indebtedness.

Events of Default

        An event of default under a preferred securities guarantee will occur upon our failure to perform any of our obligations thereunder.

        The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee or any other person or entity. Notwithstanding, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Information Concerning the Preferred Guarantee Trustee

        The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

        The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell any series of debt securities, common stock, preferred stock, depository shares, warrants, stock purchase contracts and stock purchase units and the trusts may sell the trust preferred securities being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We, along with the trusts, may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us or one of the trusts. Any remarketing firm will be identified and the terms of its agreement, if any, with us or one of the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

        We may authorize underwriters, dealers or other persons acting as agents for us or one of the trusts to solicit offers by certain institutions to purchase securities from us or one of the trusts, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us or one of the trusts. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

        In connection with the offering of securities, we or any trust, may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we or any trust grants any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

        The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

        We and the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

        We and the trusts have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

        We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may review a copy of those reports, statements or other information at the Securities and Exchange Commission's public reference room, which is located at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC's public reference room. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room.

        These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        We have not included any separate financial statements for the trusts. They were omitted because the trusts are our wholly owned subsidiaries, with no independent operations and we guarantee the fee obligations relating to the trust securities.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus. Any statement made in this prospectus or a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

THE ALLSTATE CORPORATION FILINGS

(File No. 001-11840)

Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed February 23, 2006, and the portions of our Proxy Statement, filed March 27, 2006, for our 2006 Annual Meeting of Stockholders incorporated by reference into our Annual Report

Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed May 3, 2006

Current Reports on Form 8-K, filed March 14 and March 23, 2006

Description of our common stock contained in our registration statement on Form 10, filed April 29, 1993, as amended by our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed May 3, 2006

        We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering.

        You can request a free copy of any or all of these documents, other than the exhibits to those documents, unless those exhibits are specifically incorporated by reference into these documents, by writing to: Investor Relations Department, The Allstate Corporation, 2775 Sanders Road, Northbrook, Illinois 60062-7127, or calling: (800) 416-8803.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference contain "forward-looking statements" that anticipate results based on management's estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

        These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "expects," "will," "anticipates," "estimates," "intends," "believes," "likely" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, regulatory approvals, market position, expenses, financial results and reserves. Management believes that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. In addition to the normal risks of business, we are subject to significant risks and uncertainties which are described in our filings with the Securities and Exchange Commission referred to above in "Where You Can Find More Information," including those identified in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the heading "Forward-Looking Statements and Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2005, and as may be described in our subsequent filings.

LEGAL OPINIONS

        The validity of the securities offered hereby will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, LLP, New York, New York, counsel for Allstate, and certain matters of Delaware law relating to the validity of the trust preferred securities of Allstate Financing III, IV, V and VI will be passed upon for the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel for the trusts.

EXPERTS

        The consolidated financial statements, the related financial statement schedules and management's report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of The Allstate Corporation have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the quarterly reports on Form 10-Q of The Allstate Corporation and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

ERISA MATTERS

        The Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code, and on persons who are fiduciaries with respect to the plans, in connection with the investment of "plan assets" of any plan which we refer to as Plan Assets. We refer to these types of plans or arrangements individually as the Plan and collectively, the Plans. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons ("parties in interest" under ERISA and "disqualified persons" under the Code are collectively referred to as "Parties in Interest") who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

        Any fiduciary or other Plan investor considering whether to purchase the securities with Plan Assets should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. We and certain of our affiliates may each be considered a Party in Interest with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider (or otherwise is a Party in Interest), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Accordingly, any fiduciary or other Plan investor considering whether to purchase or hold a security should consult with its counsel regarding the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of a security should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In any event, each purchaser or holder of a security or any interest therein will be deemed to have represented by its purchase and holding thereof that either (i) it is not a Plan or acting on behalf of a Plan or acquiring the security with the Plan Assets or (ii) the acquisition and holding of the security is exempt pursuant to one or more foregoing prohibited transaction exemptions issued by the Department of Labor or another applicable exemption.

        Moreover, because the acquisition and holding of a security may be deemed to be an indirect extension of credit between an investor and The Allstate Corporation, the security may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if we or any of our affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan.

        The Department of Labor has promulgated a regulation, 29 C.F.R. §2510.3-101, which we refer to as the Plan Asset Regulation, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the 1940 Act, the Plan's assets are deemed to include both the equity interest itself and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation by "benefit plan investors" is not "significant." The Plan Asset Regulation provides, however, that where the value of a plan's equity interest in an entity relates solely to identified property of the entity, such property shall be treated as the sole property of a separate entity. Any fiduciary or other Plan investor considering whether to purchase any securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus for guidance regarding the potential ERISA and Code consequences of an investment in the securities considering their specific circumstances.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Furthermore, a governmental plan may be subject to federal, state or local laws which are similar to the provisions of ERISA or Section 4975 of the Code.

        Due to the complexity of these rules and the penalties that may be imposed upon Parties in Interest in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of, or with "plan assets" of, any Plan consult with their counsel regarding the potential consequences of such purchase and the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 and determine on its own whether all of the conditions of the applicable prohibited transaction exemption (or any other prohibited transaction exemption issued by the Department of Labor) have been satisfied and that its purchase and holding of the securities will be entitled to full exemptive relief. The fiduciary of an employee benefit plan that is not subject to ERISA or Section 4975 of the Code proposing to invest in the securities must make its own determination that such investment is permitted under applicable law.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

$500,000,000

The Allstate Corporation

Series B 6.125% Fixed-to-Floating Rate
Junior Subordinated Debentures
due 2067

Goldman, Sachs & Co.
JPMorgan

Joint Bookrunners and Structuring Coordinators

Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley

Banc of America Securities, LLC
Citi
Wachovia Securities

BNY Capital Markets, Inc.
HSBC
The Williams Capital Group, L.P.
PNC Capital Markets, LLC
SunTrust Robinson Humphrey
Piper Jaffray
Wells Fargo Securities

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
RISK FACTORS
THE ALLSTATE CORPORATION
THE TRUSTS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEPOSITARY SHARES
DESCRIPTION OF WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF PREFERRED SECURITIES GUARANTEES
PLAN OF DISTRIBUTION
WHERE YOU CAN FIND MORE INFORMATION
THE ALLSTATE CORPORATION FILINGS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
LEGAL OPINIONS
EXPERTS
ERISA MATTERS